EXECUTION COPY









                               PURCHASE AGREEMENT

                                  BY AND AMONG

                            FRANKLIN RESOURCES, INC.,

                              DARBY HOLDINGS, INC.

                                       AND

                         THE DARBY PARTIES NAMED HEREIN

                                 ---------------


                           Dated as of August 1, 2003

                                TABLE OF CONTENTS


Article I   DEFINITIONS......................................................1

      1.1   Certain Definitions..............................................1

Article II  SALE AND PURCHASE OF SHARES AND INTERESTS;
            CONSIDERATION....................................................9

      2.1   Sale and Purchase of Shares and Interests........................9

      2.2   Consideration....................................................9

      2.3   Payment of Purchase Price........................................9

Article III CLOSING.........................................................10

      3.1   Closing Date....................................................10

Article IV  TERMINATION.....................................................10

      4.1   Termination of Agreement........................................10

      4.2   Procedure Upon Termination......................................11

      4.3   Effect of Termination...........................................11

Article V   REPRESENTATIONS AND WARRANTIES OF DOIL AND DOP
            REGARDING THE DARBY COMPANIES...................................11

      5.1   Organization and Good Standing..................................11

      5.2   Authorization of Agreement......................................12

      5.3   Conflicts; Consents of Third Parties............................12

      5.4   Capitalization..................................................13

      5.5   Subsidiaries....................................................14

      5.6   Records.........................................................14

      5.7   Intentionally Omitted...........................................14

      5.8   Financial Statements............................................15

      5.9   No Undisclosed Liabilities......................................15

      5.10  Absence of Certain Developments.................................15

      5.11  Taxes...........................................................15

      5.12  Real Property...................................................18

      5.13  Tangible Personal Property......................................18

      5.14  Intellectual Property...........................................18

      5.15  Material Contracts..............................................19

      5.16  Employee Matters................................................20



                                       i

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      5.17  Litigation......................................................22

      5.18  Compliance with Laws; Permits...................................23

      5.19  Insurance.......................................................23

      5.20  Related Party Transactions......................................24

      5.21  Financial Advisors..............................................24

      5.22  Compliance......................................................24

      5.23  Darby Funds.....................................................25

      5.24  Termination of Relationships....................................28

      5.25  Absence of Certain Payments.....................................28

      5.26  Privacy Rules...................................................28

      5.27  Patriot Act.....................................................28

Article VI  REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................29

      6.1   Organization and Good Standing..................................29

      6.2   Authorization of Agreement......................................29

      6.3   Conflicts; Consents of Third Parties............................29

      6.4   Ownership and Transfer of DOIL Shares and DOP Interests.........30

      6.5   Litigation......................................................30

      6.6   Financial Advisors..............................................30

      6.7   Related Party Transactions......................................30

Article VII REPRESENTATIONS AND WARRANTIES OF FRI AND
            PURCHASER.......................................................31

      7.1   Organization and Good Standing..................................31

      7.2   Authorization of Agreement......................................31

      7.3   Conflicts; Consents of Third Parties............................31

      7.4   Litigation......................................................32

      7.5   Investment Intention............................................32

      7.6   Financial Advisors..............................................32

Article VIII COVENANTS......................................................32

      8.1   Access to Information...........................................32

      8.2   Conduct of the Business Pending the Closing.....................33

      8.3   Consents........................................................36

      8.4   Regulatory Approvals............................................36

      8.5   Further Assurances..............................................37


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


      8.6   Confidentiality.................................................37

      8.7   Publicity.......................................................39

      8.8   Use of Name.....................................................39

      8.9   Employee Matters................................................39

      8.10  Director and Officer Indemnification; Insurance.................40

      8.11  Waivers, Consents and Agreements Related to Transfers;
            Releases and Waivers............................................41

Article IX  CONDITIONS TO CLOSING...........................................43

      9.1   Conditions Precedent to Obligations of FRI and Purchaser........43

      9.2   Conditions Precedent to Obligations of the Sellers..............46

Article X   INDEMNIFICATION.................................................47

      10.1  Survival of Representations and Warranties......................47

      10.2  Indemnification.................................................47

      10.3  Indemnification Procedures......................................48

      10.4  Limitations on Indemnification..................................50

      10.5  Tax Matters.....................................................52

      10.6  Tax Treatment of Indemnity Payments.............................57

Article XI  MISCELLANEOUS...................................................57

      11.1  Payment of Sales, Use or Similar Taxes..........................57

      11.2  Expenses........................................................57

      11.3  Seller Representative...........................................57

      11.4  Submission to Jurisdiction; Consent to Service of Process.......58

      11.5  Entire Agreement; Amendments and Waivers........................59

      11.6  Governing Law...................................................59

      11.7  Notices.........................................................59

      11.8  Severability....................................................60

      11.9  Binding Effect; Assignment......................................60

      11.10 Non-Recourse....................................................61

      11.11 Counterparts....................................................61

                                      iii

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SCHEDULES

Schedule 5.3            Conflicts; Consents of Third Parties
Schedule 5.4            Capitalization
Schedule 5.5            Subsidiaries
Schedule 5.9            No Undisclosed Liabilities
Schedule 5.10           Absence of Certain Developments
Schedule 5.11           Taxes
Schedule 5.12           Real Property Leases
Schedule 5.13           Personal Property Leases
Schedule 5.14           Intellectual Property
Schedule 5.15           Material Contracts
Schedule 5.16           Employee Benefit Plans
Schedule 5.17           Litigation
Schedule 5.18           Permits
Schedule 5.19           Insurance
Schedule 5.20           Related Party Transactions
Schedule 5.23           The Darby Funds
Schedule 5.27           Patriot Act
Schedule 6.3            Conflicts; Consents of Third Parties
Schedule 6.6            Financial Advisors of Sellers
Schedule 6.7            Related Party Transactions
Schedule 7.3            No Conflicts
Schedule 7.6            Financial Advisors of FRI and Purchaser
Schedule 8.2            Conduct of the Business Pending the Closing
Schedule 8.8            Use of Name
Schedule 10.2           Materiality Qualifications Not to be Disregarded

EXHIBITS

Exhibit A   Advised Darby Funds
Exhibit B   Sponsored Darby Funds
Exhibit C   Seller Information
Exhibit D   Allocation of Purchase Price to Assets (Tax Basis)
Exhibit E   Forms of Officer's Certificates
Exhibit F   Terms of Offer Letters
Exhibit G   Individuals to Deliver Offer Letters, Receive Restricted Stock,
            Deliver Non-Compete Agreements and/or Deliver Carried Interest
            Letters
Exhibit H   Form of Instrument of Assignment and Transfer
Exhibit I   Form of Waiver Agreement
Exhibit J   Forms of Non-Compete Agreements
Exhibit K   Terms of Carried Interest Letters



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                                                                  EXECUTION COPY

                               PURCHASE AGREEMENT


     PURCHASE AGREEMENT, dated as of August 1, 2003 (this "AGREEMENT"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware ("FRI"), Darby Holdings, Inc., a corporation existing under the laws of Delaware ("PURCHASER"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, L.P., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages hereto (collectively, the "DOIL SELLERS") and the limited partners of DOP listed on the signature pages hereto (collectively, the "DOP SELLERS", and together with the DOIL Sellers, the "SELLERS", and the Sellers and DOIL and DOP being hereinafter referred to as the "DARBY PARTIES").

                              W I T N E S S E T H:

     WHEREAS, the DOIL Sellers own an aggregate of 1,666.67 shares of the common stock, $1.00 par value per share (the "DOIL SHARES"), of DOIL, which constitute all of the issued and outstanding shares of capital stock of DOIL;

     WHEREAS, DOIL is the sole general partner of DOP, and the DOP Sellers own all of the limited partner interests in DOP (other than those owned by Affiliates of Purchaser) (the "DOP INTERESTS");

     WHEREAS, the DOIL Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the DOIL Sellers, the DOIL Shares for the purchase price and upon the terms and conditions hereinafter set forth;

     WHEREAS, the DOP Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the DOP Sellers, the DOP Interests for the purchase price and upon the terms and conditions hereinafter set forth; and

     WHEREAS, certain terms used in this Agreement are defined in SECTION 1.1;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 CERTAIN DEFINITIONS.

     (a) For purposes of this Agreement, the following terms shall have the meanings specified in this SECTION 1.1:

     "ADVISERS ACT" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

     "ADVISORY AGREEMENT" means, with respect to any Person, each contract, agreement or arrangement relating to its rendering of investment management or investment advisory services, including any sub-advisory or similar contract, agreement or arrangement.

     "ADVISED DARBY FUNDS" means the Funds listed on EXHIBIT A hereto.

     "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     "AFFILIATED GROUP" means any affiliated group within the meaning of Section 1504 of the Code or any comparable or analogous group under state, local or foreign Law.

     "AIMCMC" means Asian Infrastructure Mezzanine Capital Management Co., Ltd., a Cayman Islands corporation.

     "BUSINESS DAY" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized by Law to close.

     "CARRIED INTEREST" means, with respect to a Fund, a Person's right to share, directly or indirectly, in profits, income, gains or distributions of such Fund, that is disproportionate to such Person's capital investment, directly or indirectly, in such Fund.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "CONTRACT" means any contract, agreement, indenture, note, bond, loan, instrument, lease, commitment or other arrangement or agreement, whether written or oral, under which any party thereto by the express terms thereof has an on-going or continuing Liability or right or entitlement after the date hereof.

     "DAI" means Darby Asia Investors, Ltd., a company incorporated in the British Virgin Islands.

     "DAI SHARES" means an aggregate of 800,000 shares, $.01 par value per share, of DAI.

     "DAI-HK" means Darby Asia Investors (HK), Ltd., a Hong Kong limited liability company.

     "DAI-HK SHARE" means that one share of the capital stock of DAI-HK owned by DOP.

     "DARBY COMPANIES" means DOIL and the Subsidiaries.


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     "DARBY FUNDS" means the Sponsored Darby Funds and the Advised Darby Funds.

     "DARBY INCOME FUNDS" means Darby Emerging Markets Income Fund, L.P., Darby Emerging Markets Income Fund, Ltd. and Darby Emerging Markets Income Fund (Master), L.P.

     "DOIL SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of February 4, 1994, by and among the DOIL Sellers and DOIL.

     "DOP LP AGREEMENT" means that certain limited partnership agreement of DOP, dated February 9, 1994.

     "DOP PARTNER DOCUMENTS" means the DOP LP Agreement and the First Amended and Restated Take-Along Agreement dated as of December 30, 1994 by and among DOIL and certain DOP Sellers signatory thereto.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

     "FUND" means a vehicle or other arrangement for collective investment.

     "GAAP" means generally accepted accounting principles in the United States as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

     "GBA" means the Gramm-Leach-Bliley Act.

     "GOVERNMENTAL BODY" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

     "INDEBTEDNESS" of any Person means the indebtedness of such Person, including without limitation or duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iii) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (iv) all obligations of the type referred to in clauses (i) through
(iii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

     "INDIVIDUAL  SELLERS"  means  the  Sellers  other  than  the  Institutional
Sellers.


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

     "INSTITUTIONAL SELLERS" means Bechtel DOP Enterprises, Inc., Massachusetts Mutual Life Insurance Company, Lubar Nominees, Wiegers & Co., Shultz 1989 Family Trust and BEn Direct Investments, LLC.

     "INTELLECTUAL PROPERTY" means all intellectual property rights used by the Darby Companies and the Sponsored Darby Funds arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "PATENTS"), (ii) all trademarks, service marks, trade names, service names, brand names, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, "Marks"), (iii) copyrights and registrations and applications therefor, and works of authorship (collectively, "COPYRIGHTS"), (iv) proprietary or confidential discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, technical data, procedures, designs, drawings, databases, and other proprietary and confidential information, including investor lists, performance data, trading strategies and business and marketing plans and proposals of the Darby Companies and the Sponsored Darby Funds, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, "TRADE SECRETS"), and (v) all Software of the Darby Companies and the Sponsored Darby Funds.

     "INTELLECTUAL PROPERTY LICENSES" means (i) any grant to a third Person by any Darby Company or Sponsored Darby Fund of any right to use any of the Intellectual Property, and (ii) any grant to any Darby Company or Sponsored Darby Fund of a right to use a third Person's intellectual property rights which is necessary for the use of any Intellectual Property.

     "INVESTMENT  COMPANY" has the meaning set forth in the  Investment  Company
Act.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" means, with respect to (i) the Darby Companies, the actual knowledge after due inquiry of Nicholas F. Brady, Richard H. Frank, Scott Beatty, Clark Nielsen, Nelson Oliveira, Meredith B. Oliver, Julio Lastres, Peter Jones, Alejandro Schwedhelm, Robert Graffam, Pedro Batalla, Simon Sham or John Yonemoto, (ii) any individual, the actual knowledge after due inquiry of such individual or (iii) any other Person, the actual knowledge after due inquiry of the officers and directors of such Person.

     "LAW" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other requirement of a Governmental Body.

     "LEGAL PROCEEDING" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or claims or proceedings by or before a Governmental Body.


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

     "LIABILITY" means any Indebtedness, loss, damage or liability (whether direct or indirect, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), including all costs and expenses relating thereto.

     "LIEN" means a ny lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or encumbrance of any nature whatsoever.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, properties, results of operations or financial condition of the Darby Companies, taken as a whole, or (ii) the ability of any Darby Party to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that a Material Adverse Effect shall not include any effect primarily resulting from general economic conditions; exchange rate fluctuations; changes in prevailing interest rates; political instability; acts of war or terrorism; any adverse developments in the lending, mezzanine capital or private equity markets in the Latin American or Asia/Pacific region generally; and the announcement or implementation of any of the transactions contemplated by this Agreement (except in each case for effects which have a disproportionate adverse effect on the Darby Companies as compared to other privately-owned emerging markets private investment fund managers operating primarily in the same markets as the Darby Companies).

     "NASD" means the National Association of Securities Dealers, Inc. or any one or more of its subsidiaries, as the context may require, and any successor to any of them.

     "ORDER" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "ORDINARY COURSE OF BUSINESS" means with respect to any Person the ordinary and usual course of day-to-day operations of the business of such Person through the date hereof.

     "PERMITS" means any approvals, authorizations, consents, licenses, permits or certificates.

     "PERMITTED EXCEPTIONS" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations or financial condition of the Darby Company owning the property subject thereto; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) statutory landlords' Liens; and (vi) such other imperfections in title, easements, restrictions and encumbrances which do not materially detract from the value of the Darby Company owning the property subject thereto or materially interfere with its business or operations.


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

     "PERSON" means any individual, corporation, partnership, limited liability company, limited duration company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     "PORTFOLIO COMPANY" means any Person of which any outstanding voting securities or other voting equity interests are owned or controlled, directly or indirectly, by a Darby Fund.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES LAWS" means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the CEA, the securities or "blue sky" laws of any state or territory of the United States and the rules and regulations of the NASD and the comparable laws, rules and regulations in effect in any other country.

     "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

     "SPONSORED DARBY FUNDS" means the Funds listed on EXHIBIT B hereto.

     "SUBSIDIARY" means (i) any Person of which a majority of the outstanding voting securities or other voting equity interests are owned or controlled, directly or indirectly, by DOIL, including DOP, but not including the Darby Funds or the Portfolio Companies, and (ii) Darby-BBVA Latin America Investors, Ltd., a Cayman Islands corporation.

     "TAX  RETURN"  means  all  returns,   declarations,   reports,   estimates,
information returns and statements required to be filed in respect of any Taxes.

     "TAXES" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

     "TAXING   AUTHORITY"  means  the  IRS  and  any  other   Governmental  Body
responsible for the administration of any Tax.


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

     (b)  TERMS  DEFINED  ELSEWHERE  IN THIS  AGREEMENT.  For  purposes  of this
Agreement, the following terms have meanings set forth in the sections indicated:

TERM                               SECTION
----                               -------

Agreement                          Preamble
Approval Items                     10.5(b)(i)
Balance Sheet                      5.8(a)
Balance Sheet Date                 5.8(a)
Basket                             10.4(c)
CEA                                5.22(e)
CFTC                               5.22(e)
Claim                              10.3(a)
Closing                            3.1
Closing Date                       3.1
Confidential Information           8.6(a)
Copyrights                         1.1(a) (in Intellectual Property definition)
Darby Employees                    8.9
Darby Fund Agreements              5.23(b)
Darby Marks                        8.8
Darby Parties                      Preamble
Disputes                           11.4
DOIL                               Preamble
DOIL Balance Sheet                 5.8(a)
DOIL Common Stock                  5.4(a)
DOIL Documents                     5.2(a)
DOIL Purchase Price                2.2(a)
DOIL Sellers                       Preamble
DOIL Shares                        Recitals
DOP                                Preamble
DOP Documents                      5.2(b)
DOP Interests                      Recitals
DOP Purchase Price                 2.2(b)
DOP Sellers                        Preamble
Employee Arrangements              5.16(a)
ERISA                              5.16(a)
ERISA Affiliate                    5.16(a)
ERISA Plans                        8.9
Expenses                           10.2(a)(iv)
Financial Statements               5.8(a)
FIRPTA Affidavit                   9.1(h)
FRI                                Preamble
Losses                             10.2(a)(i)
Marks                              1.1(a) (in Intellectual Property definition)
Material Contracts                 5.15(a)
New York Courts                    11.4
NFA                                5.22(e)


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

Notified Party                     10.5(d)(i)
Patents                            1.1(a) (in Intellectual Property definition)
Patriot Act                        5.27
Personal Property Leases           5.13
Privacy Rules                      5.26
Pru Sellers                        5.23(u)
Purchaser                          Preamble
Purchaser Documents                7.2
Purchaser Indemnified Parties      10.2(a)
Real Property Lease                5.12
Securities Act                     7.5
Seller Documents                   6.2
Seller Indemnified Parties         10.2(b)
Seller Representative              11.3
Sellers                            Preamble
Straddle Period                    10.5(b)(v)
Survival Period                    10.1
Take Along Agreement               8.11(b)(v)
Tax Claim                          10.5(d)(i)
Trade Secrets                      1.1(a) (in Intellectual Property definition)

     (c) OTHER DEFINITIONAL AND INTERPRETIVE MATTERS. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

     CALCULATION OF TIME PERIOD. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

     DOLLARS. Any reference in this Agreement to $ shall mean U.S. dollars.

     EXHIBITS/SCHEDULES. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

     GENDER AND NUMBER. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

     HEADINGS. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

     HEREIN.   The  words  such  as  "herein,"   "hereinafter,"   "hereof,"  and
"hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

     INCLUDING. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

     (d) AGREEMENT DRAFTED JOINTLY. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

            SALE AND PURCHASE OF SHARES AND INTERESTS; CONSIDERATION

     2.1 SALE AND PURCHASE OF SHARES AND INTERESTS.

     (a) Upon the terms and subject to the conditions contained herein, on the Closing Date, each DOIL Seller agrees to sell to Purchaser, and Purchaser agrees to purchase, and FRI shall cause Purchaser to purchase, from each DOIL Seller, the DOIL Shares owned by such DOIL Seller set forth opposite such DOIL Seller's name on EXHIBIT C hereto.

     (b) Upon the terms and subject to the conditions contained herein, on the Closing Date, each DOP Seller agrees to sell to Purchaser, and Purchaser agrees to purchase, and FRI shall cause Purchaser to purchase, from each DOP Seller, the DOP Interests owned by such DOP Seller set forth opposite such DOP Seller's name on EXHIBIT C hereto.

     2.2 CONSIDERATION.

     (a) The aggregate consideration for the DOIL Shares shall be an amount in cash equal to $762,751 (the "DOIL PURCHASE PRICE").

     (b) The aggregate consideration for the DOP Interests shall be an amount in cash equal to $75,115,821 (the "DOP PURCHASE PRICE").

     2.3 PAYMENT OF PURCHASE PRICE.

     (a) On the Closing Date, Purchaser shall pay, and FRI shall cause Purchaser to pay, the DOIL Purchase Price to the DOIL Sellers, as set forth on EXHIBIT C.

     (b) On the Closing Date, Purchaser shall pay, and FRI shall cause Purchaser to pay, the DOP Purchase Price to the DOP Sellers, as set forth on EXHIBIT C.

     (c) Purchaser shall pay the DOIL Purchase Price and the DOP Purchase Price by wire transfers of immediately available funds into such account or accounts specified by DOIL in writing at least two Business Days prior to Closing.

                                   ARTICLE III

                                     CLOSING

     3.1 CLOSING DATE. Subject to the satisfaction of the conditions set forth in SECTIONS 9.1 and 9.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the DOIL Shares and the DOP Interests provided for in SECTION 2.1 hereof (the "CLOSING") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) at 10:00 a.m. (New York City time) on October 10, 2003, provided that on or prior to such date all of the conditions set forth in
ARTICLE IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived. Notwithstanding the preceding sentence, FRI shall have the right, upon at least three Business Days prior written notice to DOIL, to establish a closing date prior to October 10, 2003, provided that on or prior to such closing date all of the conditions set forth in ARTICLE IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived. The date on which the Closing shall be held is referred to in this Agreement as the "CLOSING DATE".

                                   ARTICLE IV

                                   TERMINATION

     4.1 TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the Closing as follows:

     (a) At the election of DOIL or Purchaser on or after October 10, 2003 (unless such date is extended by mutual agreement of DOIL and Purchaser), if the Closing shall not have occurred by the close of business on such date, provided that (i) DOIL may not so terminate this Agreement if any Darby Party is in material default of any of its obligations hereunder and (ii) Purchaser may not so terminate this Agreement if either Purchaser or FRI is in material default of any of its obligations hereunder;

     (b) by mutual written consent of DOIL and Purchaser;

     (c) by DOIL or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence);

     (d) by Purchaser if there shall have been a material breach of any representation, warranty, covenant or agreement of any Darby Party set forth in this Agreement, which breach would give rise to a failure of a condition set forth in SECTION 9.1(a), 9.1(b), 9.1(c) or 9.1(d) and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by DOIL of written notice of such breach from Purchaser; or

     (e) by DOIL if there shall have been a material breach of any representation, warranty, covenant or agreement of Purchaser or FRI set forth in this Agreement, which breach would give rise to a failure of a condition set forth in SECTION 9.2(a) or 9.2(b) and is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by Purchaser of written notice of such breach from DOIL.

     4.2 PROCEDURE UPON TERMINATION. In the event of a termination by Purchaser or DOIL, or both, pursuant to SECTION 4.1 hereof, written notice thereof shall forthwith be given to the other, and this Agreement shall terminate, and the purchase of the DOIL Shares and the DOP Interests hereunder shall be abandoned, without further action by Purchaser or FRI or any Darby Party.

     4.3 EFFECT OF TERMINATION. If this Agreement is validly terminated as provided herein, then each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any party hereto; PROVIDED, HOWEVER, that the provisions of SECTIONS 8.6 and 8.7 and ARTICLE XI hereof shall survive any such termination and shall be enforceable hereunder; PROVIDED, FURTHER, that nothing in this SECTION 4.3 shall relieve any party hereto of any liability for a breach of this Agreement prior to the effective date of termination.

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF DOIL AND DOP REGARDING THE
                                DARBY COMPANIES

     Each of DOIL and DOP hereby represents and warrants jointly and severally to Purchaser and FRI that:

     5.1 ORGANIZATION AND GOOD STANDING.

     (a) DOIL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. DOIL is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization.

     (b) DOP is a limited partnership duly formed, having a legal existence and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now conducted. DOP is duly qualified or authorized to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization.

     5.2 AUTHORIZATION OF AGREEMENT.

     (a) DOIL has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate, if any, contemplated by this Agreement to be executed by DOIL in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "DOIL DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby to be consummated by DOIL. The execution and delivery by DOIL of this Agreement and each of the other DOIL Documents and the consummation of the transactions contemplated hereby and thereby to be consummated by DOIL have been duly authorized by all required corporate action on the part of DOIL. This Agreement has been, and each of the other DOIL Documents will be at or prior to the Closing, duly and validly executed and delivered by DOIL and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other DOIL Documents when so executed and delivered will constitute, legal, valid and binding obligations of DOIL, enforceable against DOIL in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) DOP has all requisite partnership power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate, if any, contemplated by this Agreement to be executed by DOP in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "DOP DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby to be consummated by DOP. The execution and delivery by DOP of this Agreement and each of the other DOP
Documents and the consummation of the transactions contemplated hereby and thereby to be consummated by DOP have been duly authorized by all required partnership action on the part of DOP. This Agreement has been, and each of the other DOP Documents will be at or prior to the Closing, duly and validly executed and delivered by DOP and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other DOP Documents when so executed and delivered will constitute, legal, valid and binding obligations of DOP, enforceable against DOP in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     5.3 CONFLICTS; CONSENTS OF THIRD PARTIES.

     (a) None of the execution and delivery by DOIL of this Agreement and the other DOIL Documents and by DOP of this Agreement and the other DOP Documents, the consummation by DOIL or DOP of the transactions contemplated to be consummated by either of them hereby or thereby or compliance by DOIL or DOP with any of the provisions hereof or thereof applicable to either of them will
(i)  violate  the  certificate  of   incorporation   or  by-laws  or
comparable organizational documents of any Darby Company or Sponsored Darby Fund or (ii) except as set forth on SCHEDULE 5.3(a), and assuming that the consents, waivers, approvals, authorizations, declarations, filings and notifications referred to in SECTIONS 5.3(b) and 6.3(b) are duly obtained and made, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of any Darby Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of any Darby Company under, (w) any Contract or Darby Fund Agreement to which any Darby Company or Sponsored Darby Fund is a party or by which any of the properties or assets of any Darby Company or Sponsored Darby Fund are bound;
(x) any Permit of any Darby Company or Sponsored Darby Fund; (y) any Order of any Governmental Body applicable to any Darby Company or Sponsored Darby Fund or any of the properties or assets of any Darby Company or Sponsored Darby Fund as of the date hereof; or (z) any Law applicable to any Darby Company or Sponsored Darby Fund.

     (b) Except as set forth on SCHEDULE 5.3(b), no consent, waiver, approval, license, permit, ruling or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Darby Company in connection with (i) the execution and delivery by DOIL and DOP of this Agreement and the other DOIL Documents and DOP Documents, the compliance by DOIL and DOP with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Permit or Contract of any Darby Company, except for approval of the Cayman Islands Monetary Authority.

     5.4 CAPITALIZATION.

     (a) The authorized capital stock of DOIL consists of 10,000 shares of common stock, $1.00 par value per share (the "DOIL COMMON STOCK"). As of the date hereof, there are 1,666.67 shares of DOIL Common Stock issued and outstanding and no shares of DOIL Common Stock are held by DOIL as treasury stock. All of the issued and outstanding shares of DOIL Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable. Except for the DOP Interests, interests of Affiliates of Purchaser in DOP and DOIL's interest in DOP as its sole general partner, and except as set forth on
SCHEDULE 5.4(a)(i), there are no equity interests in DOP, including without limitation any rights to profits, income, gains, distributions, capital, equity or similar rights or interests, or any rights to any payments measured in whole or in part by any of the foregoing. All of the DOP Interests were duly authorized for issuance and are validly issued.

     (b) Except as set forth on SCHEDULE 5.4(b)(i), there is no existing option, warrant, call, right or Contract of any character requiring, and there are no securities of DOIL or DOP outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of or interests in DOIL or DOP or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of or interests in DOIL or DOP. Except as set forth on SCHEDULE 5.4(b)(ii), none of the Darby Companies is a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of DOIL or the partner interests of DOP.

     5.5 SUBSIDIARIES. SCHEDULE 5.5(a) sets forth the name of each Subsidiary (other than DOP), and, with respect to each such Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount or percentage, if applicable, of equity owned by each equity owner. Each such Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be qualified or authorized to do business as a foreign corporation would not constitute a Material Adverse Effect. Each such Subsidiary has all requisite corporate or entity power and authority to own its properties and carry on its business as presently conducted. No shares of capital stock are held by any such Subsidiary as treasury stock. The outstanding shares of capital stock or equity interests of each such Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by any Darby Company are owned by it free and clear of any and all Liens, except as set forth in SCHEDULE 5.5(b) and in the respective organizational documents of such Subsidiaries and in the Darby Fund Agreements and subject to applicable Securities Laws. There is no existing option, warrant, call, right or Contract to which any such Subsidiary is a party requiring, and there are no convertible securities of any such Subsidiary outstanding which upon conversion would require, such Subsidiary to issue any additional shares of capital stock or other equity interests of any such Subsidiary or other securities convertible into shares of capital stock or other equity interests of any such Subsidiary.

     5.6 RECORDS.

     (a) DOP and DOIL have delivered or made available to Purchaser true, correct and complete copies of the certificates of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws or comparable organizational documents of each Darby Company and each Sponsored Darby Fund.

     (b) The minute books of each Darby Company previously made available to Purchaser contain, in all material respects, true and correct records of all meetings and accurately reflect all other corporate action of the stockholders (or other equity holders) and boards of directors (or analogous bodies) (including investment and other committees and advisory boards thereof) of the Darby Companies. The stock certificate books and stock transfer ledgers (or comparable record books) of the Darby Companies previously made available to Purchaser are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Darby Companies and the Sponsored Darby Funds prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

     5.7 INTENTIONALLY OMITTED.

     5.8 FINANCIAL STATEMENTS.

     (a) DOP and DOIL have delivered to Purchaser copies of (i) the audited consolidated balance sheets of DOP and the audited balance sheets of DOIL as at December 31, 2002, 2001 and 2000 and the related audited consolidated statements of income and of cash flows of DOP and the related audited statements of income and cash flow of DOIL for the years then ended and (ii) the unaudited consolidated balance sheet of DOP and the unaudited balance sheet of DOIL as at June 30, 2003 and the related unaudited consolidated statements of income and cash flows of DOP and DOIL for the six month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "FINANCIAL STATEMENTS"). Each of the Financial Statements has been prepared in accordance with GAAP consistently applied by DOP and DOIL throughout the periods presented and presents fairly in all material respects the financial position, results of operations and cash flows of DOP on a consolidated basis and DOIL as at the dates and for the periods indicated.

     For the purposes hereof, the audited consolidated balance sheet of DOP as at December 31, 2002 is referred to as the "BALANCE SHEET" and the audited balance sheet of DOIL as of December 31, 2002, is referred to as the "DOIL BALANCE SHEET" and December 31, 2002, is referred to as the "BALANCE SHEET DATE".

     (b) The Darby Companies make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets. The Darby Companies maintain systems of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP.

     5.9 NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 5.9, no Darby Company has any Liabilities of any kind other than those (i) fully reflected in, reserved against or otherwise described in the Balance Sheet or the DOIL Balance Sheet or the notes thereto or (ii) not material to the Darby Companies or incurred in the Ordinary Course of Business.

     5.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as set forth on SCHEDULE 5.10, since the Balance Sheet Date
(i) the Darby Companies have conducted their respective businesses only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 5.10, since the Balance Sheet Date, none of the Darby Companies has taken any action, that if taken after the date of this Agreement, would have constituted a breach of
SECTION 8.2.

     5.11 TAXES.

     (a) All material Tax Returns required to be filed by or on behalf of any Darby Company or any Affiliated Group of which any Darby Company is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All material Taxes payable by or on behalf of any Darby Company or any Affiliated Group of which any Darby Company is or was a member have been fully and timely paid. With respect to any period for which material Tax Returns have not yet been filed or for which Taxes are not yet due or owing, DOIL and/or DOP has established adequate reserves for the payment of such Taxes in the Financial Statements for the year ended December 31, 2002, and the six-month period ended June 30, 2003. All material required estimated Tax payments have been fully and timely made by or on behalf of each Darby Company.

     (b) Each Darby Company has complied in all material respects with all applicable Laws relating to the payment and withholding of material Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all material amounts required to be so withheld and paid under all applicable Laws.

     (c) Except with respect to all Tax Returns of AIMCMC and DAI-HK for tax periods ended on or before March 1, 2002, DOP and DOIL have made available to Purchaser complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of each Darby Company relating to all taxable periods ended after December 31, 1999, and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to any Darby Company. Except as set forth on SCHEDULE 5.11(c), all income and franchise Tax Returns filed by or on behalf of any Darby Company have been examined by the relevant Taxing Authority or the statute of limitations with respect to such Tax Returns has expired.

     (d) No written or otherwise binding claim has been made by a Taxing Authority in a jurisdiction where any Darby Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

     (e) All deficiencies asserted or assessments made in writing as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, any Darby Company have been fully paid, and there are no other audits or investigations by any Taxing Authority for which any Darby Company has been notified in writing, in progress, nor has any Seller or Darby Company received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation. To the Knowledge of the Darby Companies, no issue has been raised in writing by a Taxing Authority in any prior examination of any Darby Company which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

     (f) Except as set forth on SCHEDULE 5.11(f), no Darby Company nor any other Person on their behalf has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any Darby Company, (ii) agreed to, nor are they required to, make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any knowledge that any Taxing Authority has proposed any such adjustment, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to any Darby Company, (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to any Darby Company, (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (v) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (vi) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

     (g) Except with respect to property used outside the United States, no property owned by any Darby Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (iv) "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-1 C.B. 1156, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the preceding provisions.

     (h) Except as set forth on SCHEDULE 5.11(h), no Seller is a foreign person within the meaning of Section 1445 of the Code.

     (i) No Darby Company is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any Tax payments after the Closing except with respect to payments required under a partnership agreement (or limited liability company operating agreement or other similar agreement) as a distribution to a partner (or member) in respect of Taxes of such partner (or member).

     (j) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount by reason of the transactions contemplated by this Agreement (whether alone or in combination with any other event) that would not be deductible by Purchaser or any Darby Company by reason of Section 280G of the Code.

     (k) Except as set forth on SCHEDULE 5.11(k), no Darby Company is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

     (l) No Darby Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or
(B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

     (m) No Darby Company has (i) engaged in any "intercompany transactions" in respect of which gain was and continues to be deferred pursuant to Treasury Regulations Section 1.1502-13 or any analogous or similar provision of Law, or
(ii) has any "excess loss accounts" in respect of the stock of any Subsidiary pursuant to Treasury Regulations Section 1.1502-19, or any analogous or similar provision of Law.

     (n) To the Knowledge of the Darby Companies, there is no taxable income of any Darby Company that will be required under applicable Tax Law to be reported by Purchaser or any of its Affiliates for a taxable period beginning after the Closing Date which taxable income was realized (and reflects economic income) arising prior to the Closing Date.

     (o) SCHEDULE 5.11(o) lists each jurisdiction in which, to the Knowledge of the Darby Companies, any Darby Company has, or has ever had, a permanent establishment (other than the United States), or has engaged in a trade or business in any country (other than the United States) that subjected it to tax in such country.

     (p) SCHEDULE 5.11(p) lists each Subsidiary and each Sponsored Darby Fund that is treated for federal income tax purposes as a partnership. DOP and each other Subsidiary and each Sponsored Darby Fund that is treated as a partnership for federal income tax purposes either have an election in effect under Section 754 of the Code or such election may be procured, and be effective, for the sale of the DOP Interests pursuant hereto.

     (q) Neither DOP nor any other Subsidiary that is treated as a partnership for federal income tax purposes owns any property that is subject to Section 704(c) of the Code, excluding for this purpose property that has been revalued pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

     (r) DAI-HK does not have any accumulated earnings and profits as determined under Section 1248 of the Code.

     (s) DAI-HK has not generated material amounts of foreign base company income under Section 954 of the Code and has no investments in United States property within the meaning of Section 956 of the Code.

     5.12 REAL PROPERTY. The Darby Companies do not own any real property or interests in real property in fee. SCHEDULE 5.12 sets forth a complete list of all real property and interests in real property leased by the Darby Companies (individually, a "REAL PROPERTY LEASE" and collectively, the "REAL PROPERTY LEASES"). The Real Property Leases constitute all interests in real property currently used or currently held for use in connection with the business of the Darby Companies and which are necessary for the continued operation of the business of the Darby Companies as the business is currently conducted.

     5.13 TANGIBLE PERSONAL PROPERTY. SCHEDULE 5.13 sets forth all leases of personal property ("PERSONAL PROPERTY LEASES") involving annual payments in excess of $25,000 to which any Darby Company is a party or by which the properties or assets of any Darby Company is bound. All of the items of personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease.

     5.14 INTELLECTUAL PROPERTY.

     (a) SCHEDULE 5.14 sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registrations of any Marks, registered Copyrights, and pending applications for registration of Copyrights, owned or filed by any Darby Company. SCHEDULE 5.14 lists the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

     (b) The Darby Companies have ownership or valid and legally enforceable rights to use all Intellectual Property necessary for the conduct of the business of the Darby Companies as currently conducted. No Darby Company has received in the prior three years any written notice from any Person that any use by any Darby Company of any such Intellectual Property infringes or otherwise violates the rights of any such Person.

     (c) No Darby Company or, to the Knowledge of the Darby Companies, any other Person, is in default (or with notice or lapse of time or both would be in default) in any material respect under any Intellectual Property Licenses. No Intellectual Property owned by any Darby Company and necessary for the conduct of the business of the Darby Companies as currently conducted, is subject to any outstanding claim, Order, stipulation or settlement agreement restricting the use thereof by any Darby Company or restricting the licensing thereof by any Darby Company to any Person.

     (d) To the Knowledge of the Darby Companies, no Person is infringing or otherwise violating any Intellectual Property of any Darby Company.

     5.15 MATERIAL CONTRACTS.

     (a) SCHEDULE 5.15(a) sets forth all of the following Contracts to which (except with respect to clause (xv) below) any Darby Company is a party or by which any of them is bound (collectively, the "MATERIAL CONTRACTS"):

          (i) Contracts with any Seller or any current or former officer, director, stockholder or Affiliate (other than DOP, DOIL and the Sponsored Darby Funds) of any Darby Company;

          (ii) Contracts for the sale of any of the assets of any Darby Company other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

          (iii)   Contracts   for  joint   ventures,   strategic   alliances  or
     partnerships;

          (iv) Contracts containing covenants of any Darby Company not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with any Darby Company in any line of business or in any geographical area;

          (v) Contracts relating to the acquisition by any Darby Company of any operating business or the capital stock of any other Person other than a Sponsored Fund;

          (vi) Contracts relating to the incurrence, assumption or guarantee of any Indebtedness by any Darby Company or imposing a Lien on any of its assets;

          (vii) Contracts under which any Darby Company has made advances or loans to any other Person;

          (viii) Contracts under which any Darby Company is required to make severance, retention, change in control or other similar payments to any other Person;

          (ix) Contracts for the employment of any individual on a full-time, part-time or consulting or other basis except as contemplated by this Agreement;

          (x) outstanding agreements of guaranty, surety or indemnification, direct or indirect, by any Darby Company;

          (xi) Contracts (or group of related contracts) which involve the expenditure by any Darby Company of more than $25,000 annually or $100,000 in the aggregate over the term of the Contract;

          (xii) Advisory Agreements;

          (xiii) Real Property Leases and Personal Property Leases;

          (xiv) Contracts providing for finder's fees or fees for introducing investments not otherwise included in the Darby Fund Agreements;

          (xv) the Darby Fund Agreements (whether or not any Darby Company is a party thereto); and

          (xvi) Contracts (other than Contracts related to the direct or indirect acquisition by the Darby Funds of any Portfolio Company) that are otherwise material to the Darby Companies.

     (b) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the applicable Darby Companies party thereto or bound thereby, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on SCHEDULE 5.15(b), no Darby Company is in default (or with notice or the passage of time or both would be in default) in any material respect under any material provision of any Material Contract, and, to the Knowledge of the Darby Companies, no other party to any Material Contract is in default thereunder (or with notice or the passage of time or both would be in default thereunder). No party to any of the Material Contracts has exercised any termination rights with respect thereto. DOP and DOIL have delivered or otherwise made available to Purchaser true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

     5.16 EMPLOYEE MATTERS.

     (a) SCHEDULE 5.16 sets forth a complete and correct list of:

          (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus or other incentive compensation, deferred compensation, employee loan, salary continuation, severance, sick days, stock award, stock option, stock purchase, tuition assistance, vacation pay, service award, company car, club or other membership agreements, policies or arrangements
     (collectively, "Benefit Plans") maintained or with respect to which contributions or benefit payments would be made for the benefit of any current or former employee or director of any Darby Company by DOIL or by any other Person that, together with DOIL, would be treated as a single employer for purposes of Section 414 of the Code (an "ERISA AFFILIATE"); and

          (ii) all employment, consulting, individual compensation or termination of service agreements ("EMPLOYEE ARRANGEMENTS") between DOIL or any of its ERISA Affiliates on the one hand, and any of their respective current or former employees, directors or other individuals, on the other hand, as to which any Darby Company has any Liability.

     (b) With respect to each Benefit Plan and Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Purchaser: (i) the most recent plan, agreement, policy or other document constituting the Benefit Plan or Employee Arrangement, and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of material modifications;
(iii) the most recent Form 5500 (including schedules); (iv) the most recent IRS determination letter; and (v) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112).

     (c) No Benefit  Plan  constitutes  a  "multiemployer  plan" (as  defined in
Section 4001(a)(3) of ERISA) or is subject to Title IV of ERISA.

     (d) The Benefit Plans intended to qualify under Section 401 of the Code are so qualified, and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501(a) of the Code. Nothing has occurred with respect to the operation of the Benefit Plans which could cause the loss of such qualification or exemption, or the imposition of any Liability, penalty or Tax under ERISA or the Code.

     (e) The Benefit Plans and Employee Arrangements comply and have complied in all material respects with all applicable provisions of ERISA and other Laws. There are no pending or, to the Knowledge of any Darby Company, threatened Legal Proceedings relating to or in connection with the Benefit Plans or Employee Arrangements, or the assets of any Benefit Plan (other than routine claims for benefits), nor does any Darby Company have Knowledge of facts which could reasonably be expected to form the basis for any such Legal Proceeding.

     (f) No Benefit Plan provides retiree life or retiree health benefits coverage beyond the last day of the month in which a participant's termination of employment with a Darby Company occurs except as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary.

     (g) Except as otherwise expressly set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of any Darby Company; (ii) increase any benefits otherwise payable under any Benefit Plan or Employee Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (h) All contributions required by Law or the terms of the Benefit Plans have been fully and timely made.

     (i) No Darby Company is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of any Darby Company. No employees of the Darby Companies are represented by any labor organization. No labor organization or group of employees of any Darby Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of any Darby Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving any Darby Company pending with any labor organization or group of employees of any Darby Company.

     (j) There are no material strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the Knowledge of any Darby Company, threatened in writing against or involving any Darby Company. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of any Darby Company, threatened in writing by or on behalf of any employee or group of employees of any Darby Company.

     (k) There are no complaints, charges or claims against any Darby Company pending or, to the Knowledge of any Darby Company, threatened in writing to be brought or filed, with any Governmental Body based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Darby Company, of any individual.

     (l) Each Darby Company is in compliance with all Laws and Orders relating to the employment of labor, including all such Laws and Orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.

     5.17 LITIGATION. Except as set forth in SCHEDULE 5.17(A), there is no Legal Proceeding pending or, to the Knowledge of the Darby Companies, threatened against any Darby Company or Sponsored Darby Fund (or to the Knowledge of the Darby Companies, pending or threatened, against any of the officers, directors or employees of any Darby Company or Sponsored Darby Fund with respect to their business activities on behalf of the Darby Companies or Darby Funds), or to which any Darby Company or Sponsored Darby Fund is otherwise a party before any Governmental Body; nor to the Knowledge of the Darby Companies is there any reasonable basis for any such Legal Proceeding. Except as set forth in SCHEDULE 5.17(A), to the Knowledge of the Darby Companies, there is no Legal Proceeding pending or threatened against any Advised Darby Fund that would reasonably be expected to have an adverse effect on the compensation to be received by any Darby Company from such Advised Darby Fund. Except as set forth on SCHEDULE 5.17(b), no Darby Company or Sponsored Darby Fund is subject to any Order. Except as set forth on SCHEDULE 5.17(c), no Darby Company or Sponsored Darby Fund is engaged in any legal action to recover monies due it or for damages sustained by it.

     5.18 COMPLIANCE WITH LAWS; PERMITS.

     (a) Except as set forth on SCHEDULE 5.18(a)(i), each Darby Company and each Sponsored Darby Fund is in compliance in all material respects with all Laws of any Governmental Body applicable to its business, operations or assets. Except as set forth on SCHEDULE 5.18(a)(ii), no Darby Company or Sponsored Darby Fund has received any written notice of or been charged with the violation of any Laws. To the Knowledge of the Darby Companies, no Darby Company or Sponsored Darby Fund is under investigation with respect to the violation of any Laws.

     (b) SCHEDULE 5.18(b) contains a list of all material Permits which are required for the operation of the business of the Darby Companies and the Sponsored Darby Funds as presently conducted and as presently intended to be conducted. The Darby Companies and the Sponsored Darby Funds currently have all material Permits which are required for the operation of their respective businesses as presently conducted. No Darby Company or Sponsored Darby Fund is in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any material Permit to which it is a party, to which its business is subject or by which its properties or assets are bound. All such Permits are valid and in full force and effect and are not subject to any suspension, modification or revocation proceedings relating thereto.

     5.19 INSURANCE. Set forth in SCHEDULE 5.19(a) is a list of all insurance policies and all fidelity bonds held by or applicable to any Darby Company setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and annual premium. Except as set forth on SCHEDULE 5.19(b), none of the Darby Companies has taken any action or failed to take any action which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business consistent with past practice and excluding insurance policies under which DAI, DAI-HK and their officers, directors, employees and Affiliates were insured that were terminated upon the acquisition of the DAI Shares and the DAI-HK Share by DOP, no insurance policy applicable to any Darby Company (other than DAI, DAI-HK and AIMCMC) has been cancelled within the last two (2) years and, to the Knowledge of the Darby Companies, (i) no insurance policy applicable to DAI, DAI-HK or AIMCMC has been cancelled since March 31, 2002 and (ii) no threat has been made to cancel any insurance policy of any Darby Company during such period. Except as set forth on SCHEDULE 5.19(c), none of such insurance policies will terminate, by its own terms, as a result of the consummation of the transactions contemplated hereby. None of the Darby Companies has taken any action or failed to take any action, including, without limitation, the failure by any Darby Company to give any notice or information or any Darby Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of any Darby Company under any such insurance policies.

     5.20 RELATED PARTY TRANSACTIONS. SCHEDULE 5.20(a) is a true and correct list of each Contract between any Darby Company, Sponsored Darby Fund or Portfolio Company on the one hand, and any officer, director or employee of any Darby Company (other than in his or her capacity as such) on the other hand, and, except as set forth on SCHEDULE 5.20(b), each such Contract is on commercially reasonable terms no more favorable to such officer, director or employee than what a third party negotiating on an arms-length basis would expect.

     5.21 FINANCIAL ADVISORS. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for any Darby Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

     5.22 COMPLIANCE.

     (a) Except as set forth on SCHEDULE 5.18(a), since January 1, 2000, no Darby Company has received any notice that any Governmental Body has initiated any administrative proceeding or investigation into the business or operations of any Darby Company or any principal employees of any of them. There is no unresolved violation or exception by any Governmental Body with respect to any report or statement by any Governmental Body relating to any examination of any Darby Company.

     (b) No Darby Company is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer.

     (c) No Darby Company is registered as, or is required to be registered as, an Investment Company. None of the Funds to whom any Darby Company renders investment management or investment advisory services is registered as an Investment Company.

     (d) No Darby Company is an "investment adviser" required to be registered, licensed or qualified as an investment adviser under the Advisers Act or other applicable Law or subject to any material Liability or disability by reason of any failure to be so registered, licensed or qualified.

     (e) No Darby Company is a "commodity pool operator" or "commodity trading advisor" required to be registered, licensed or qualified as such under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder by the Commodity Futures Trading Commission (such act, the "CEA", and such commission, the "CFTC"), or other applicable Law or to be a member of the National Futures Association (the "NFA") or subject to any material Liability or disability by reason of any failure to be so registered, licensed or qualified.

     5.23 DARBY FUNDS.

     (a) SCHEDULE 5.23(a) sets forth a true, correct and complete list of each Darby Fund, including each Darby Fund's name, its jurisdiction of organization and, with respect to the Sponsored Darby Funds, the jurisdictions in which each of them is licensed or qualified or registered to do business.

     (b) True, correct and complete copies of all subscription agreements, advisory agreements, "side letters," administration agreements, distribution or placement agency agreements, solicitation agreements, custody agreements, agreements providing for finder's fees or fees for introducing investments or any similar agreements, in each case pertaining to the Sponsored Darby Funds, and any other agreements between any Sponsored Darby Fund and any investor therein or advisor thereto, and all of the organizational or constituent documents of the Sponsored Darby Funds, including limited partnership agreements, operating agreements, shareholders agreements to which any Sponsored Darby Fund or general partner thereof is a party (other than with Portfolio Companies) and articles of association and memorandum of association, as applicable (all of the foregoing, collectively, the "DARBY FUND AGREEMENTS"), and all offering documents pertaining to the Sponsored Darby Funds, have been made available to Purchaser. Such offering documents did not, at any time such offering documents were made available to investors or prospective investors in the Sponsored Darby Funds, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) True, correct and complete copies of the audited balance sheet and other financial statements of each of the Sponsored Darby Funds for the fiscal years completed on or after December 31, 1999 or its inception, whichever is later, through its most recent fiscal year ended on or prior to the date hereof have been made available to Purchaser. Each of such financial statements presents fairly, in all material respects, the consolidated financial position of such Sponsored Darby Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective dates of such financial statements (or in the case of the Asian Mezzanine Fund, in accordance with International Accounting Standards). No Sponsored Darby Fund has any Liabilities of any kind other than those (i) fully reflected in, reserved against or otherwise described in their respective balance sheets for the period ended December 31, 2002 (or the notes thereto) or (ii) immaterial to such Sponsored Darby Fund or incurred in the ordinary course of business of such Sponsored Darby Fund since the date of the foregoing balance sheet of such Sponsored Darby Fund. Except as expressly contemplated by this Agreement or as set forth on SCHEDULE 5.23(c), since December 31, 2002 (i) the Sponsored Darby Funds have conducted their respective businesses only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a material adverse effect on the assets, properties, or financial condition of any Sponsored Darby Fund; provided, however, that a material adverse effect shall not include any effect primarily resulting from general economic conditions; exchange rate fluctuations; changes in prevailing interest rates; political instability; acts of war or terrorism; any adverse developments in the lending, mezzanine capital or private equity markets in the Latin American or Asia/Pacific region generally; and the announcement or implementation of any of the transactions contemplated by this Agreement (except in each case for effects which have a disproportionate adverse effect on such Sponsored Darby Fund as compared to other private Funds with substantially similar investment strategies and of a similar size).

     (d) All securities of which any of the Sponsored Darby Funds is the issuer were sold pursuant to a valid exemption from the registration requirements of the Securities Act and other applicable Securities Laws and in compliance with applicable Law.

     (e) Except as set forth on SCHEDULE 5.23(e), since its inception, each Sponsored Darby Fund has been operated and is currently operating in compliance in all material respects with its respective investment objectives and policies and its constituent documents (or waivers thereof) and applicable Law. Since its inception, each of the Sponsored Darby Funds that has been (i) offered to United States investors or (ii) organized in any jurisdiction within the United States, has been excluded from the definition of an "investment company" under the Investment Company Act by virtue of Section 3(c)(1) or Section 3(c)(7) thereof.

     (f) None of the Darby Companies, nor, to the Knowledge of the Darby Companies, any employee thereof has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws.

     (g) With respect to each Darby Fund, each Darby Company otherwise entitled to indemnification under the Darby Fund Agreements of such Darby Fund is not excepted from coverage under the indemnification provisions thereof for failure to satisfy the applicable standard of care required to be adhered to in order to obtain indemnification under the relevant Darby Fund Agreement.

     (h) Set forth on SCHEDULE 5.23(h) are the amounts of the undrawn commitments with respect to each of the Sponsored Darby Funds and, to the Knowledge of the Darby Companies, the amounts of undrawn commitments with respect to each of the Advised Darby Funds.

     (i) Set forth on SCHEDULE 5.23(i) is a list of each investment that any Darby Company has in any Darby Fund.

     (j) Except as set forth on SCHEDULE 5.23(j), no investor in any Darby Fund is in default of, or, to the Knowledge of the Darby Companies, has threatened to be in default of, any of its obligations to such Darby Fund, and, to the Knowledge of the Darby Companies, no event has occurred that with the lapse of time or the giving of notice or both would constitute such a default.

     (k) Except as set forth on SCHEDULE 5.23(k), no Sponsored Darby Fund has outstanding any guarantees of any obligation of any Portfolio Company.

     (l) As of the date hereof, the Sponsored Darby Funds and Mass Mutual/Darby CBO, LLC are the only Funds in which the Darby Companies have any ownership interest. There is no Person to which any Darby Company provides investment advice other than the Darby Funds.

     (m) All investor reports prepared by the Sponsored Darby Funds or by any Darby Company on their behalf and submitted to their investors were, when submitted, to the Knowledge of the Darby Companies, accurate in all material respects. All investor reports prepared by any Darby Company on behalf of any Advised Darby Fund and submitted to the investors in such Advised Darby Fund were, when submitted, to the Knowledge of the Darby Companies, accurate in all material respects.

     (n) Except pursuant to the Darby Fund Agreements and the Advisory Agreements, no Person other than the Darby Companies has any right to any fees relating to investment advice payable by any Sponsored Darby Fund, including without limitation advisory, monitoring and management fees.

     (o) Except as set forth on SCHEDULE 5.23(o) and other than the Darby Fund Agreements, no investor in any Sponsored Darby Fund has any Contract with any Sponsored Darby Fund.

     (p) DOIL has delivered a letter to Purchaser setting forth a true and complete list of (x) all Persons (other than the Darby Companies) that have a Carried Interest in any Sponsored Darby Fund, (y) the amount of Carried Interests that such Persons have, and (z) the percentage of such Persons' Carried Interests that have vested as of the date hereof, and, other than the Carried Interests reflected in such letter and the letters referred to in
SECTION 9.1(s), such Persons have no other Carried Interests in any Sponsored Darby Fund.

     (q) Set forth on SCHEDULE 5.23(q)(i) is a true and complete list of all investors in the Sponsored Darby Funds other than the Darby Income Funds, and their respective equity ownership interest therein (by percentage), and set forth on SCHEDULE 5.23(q)(ii) is a true and complete list of all investors in the Darby Income Funds, and their respective equity ownership interest therein (by percentage) as of June 30, 2003.

     (r) Except as set forth in Darby Fund Agreements, the Advisory Agreements and on SCHEDULE 5.23(r), no Darby Company is restricted by Contract from sponsoring, organizing, participating in or advising any Fund.

     (s) Except as set forth on SCHEDULE 5.23(s), no Darby Company has any direct or indirect investment in any Portfolio Company other than through a Darby Fund and disclosed to Purchaser.

     (t) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any increased, additional or accelerated rights or entitlements to any investor in any Sponsored Darby Fund.

     (u) None of the Darby Companies has delivered to or received from Prumerica Financial Asia Limited or Prudential Investment Management, Inc. (the "PRU SELLERS") any assertion of a breach of the Stock Purchase Agreement, dated as of February 19, 2002 among DOP and the Pru Sellers, pursuant to which DOP acquired the DAI Shares and the DAI-HK Share and none of the Darby Companies has Knowledge of any breach of a representation or warranty made by the Pru Sellers in such Stock Purchase Agreement (or any occurrence that with notice or the passage of time or both would constitute such a breach).

     5.24 TERMINATION OF RELATIONSHIPS. As of the date hereof, no Darby Company or Sponsored Darby Fund has received any notice that any Fund to whom any Darby Company currently renders investment management or investment advisory services is terminating or is planning to terminate its relationship with any Darby Company or will reduce materially its use of the services of any Darby Company. As of the date hereof, the Darby Companies have no Knowledge that any Darby Fund plans to terminate its relationship with any Darby Company or plans to reduce materially its use of the services of any Darby Company.

     5.25 ABSENCE OF CERTAIN PAYMENTS. No Darby Company or any Person acting on behalf of any Darby Company has made any payment to, or conferred any benefit, directly or indirectly, on suppliers, clients, employees or agents of suppliers or clients, or officials or employees of any Governmental Body or any political parties or candidates for office, that was unlawful in the place where, and at the time when, such payment or benefit was given or received, or, in the case of payments to or benefits conferred upon representatives of a Governmental Body referred to above, would have been unlawful under the laws of the United States if such laws were applicable to such payment or benefit and to such officials or employees.

     5.26 PRIVACY RULES. The Darby Companies, to the extent each is a "financial institution" (as defined in the GBA), have complied in all material respects, to the extent required, with the GBA and the rules and regulations promulgated pursuant thereto, including, without limitation, Regulation S-P issued by the SEC and the privacy rules issued by the Federal Trade Commission (collectively, the "PRIVACY RULES"), and each such financial institution has provided the privacy notices, in the form and to the extent required by the GBA and the Privacy Rules, and has taken such other actions as may be required thereunder.

     5.27 PATRIOT ACT.

     (a) Each of the Darby Companies and the Sponsored Darby Funds has complied in all material respects with the Laws of any Governmental Body concerning anti-money laundering, including the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, which comprises Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and the regulations promulgated thereunder, and the rules and regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control, to the extent such Laws are applicable to them.

     (b) Except as set forth on SCHEDULE 5.27(B), none of the Darby Companies nor the Sponsored Darby Funds nor any of the equity owners of the Sponsored Darby Funds is resident in, or organized or chartered under the laws of, (a) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (b) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each Seller, as to itself only and not as to the other Sellers, hereby represents and warrants severally, and not jointly, to FRI and Purchaser that:

     6.1 ORGANIZATION AND GOOD STANDING. In the case of Institutional Sellers only, such Seller is duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

     6.2 AUTHORIZATION OF AGREEMENT. Such Seller has all requisite corporate, company, partnership or trust power and authority (in the case of Institutional Sellers) or legal capacity (in the case of Individual Sellers) to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by such Seller in connection with the consummation of the transactions contemplated by this
Agreement (together with this Agreement, as to such Seller, the "SELLER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby to be performed by it. In the case of Institutional Sellers only, the execution and delivery of this Agreement and each of the other Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, company, partnership or trust action on the part of such Seller. This Agreement has been, and each of the other Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by such Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     6.3 CONFLICTS; CONSENTS OF THIRD PARTIES.

     (a) None of the execution and delivery by such Seller of this Agreement or the other Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Seller with any of the provisions hereof or thereof applicable to it will (i) violate in the case of Institutional Sellers only, the certificate of incorporation and by-laws or comparable organizational documents of such Seller; or (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of any Contract to which such Seller is a party or by which any of the properties or assets of such Seller are bound, any Order of any Governmental Body applicable to such Seller or any of its properties or assets or any applicable Law.

     (b) Except as set forth on SCHEDULE 6.3(b), no consent, waiver, approval, license, permit, ruling or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Seller in connection with the execution and delivery by such Seller of this Agreement or the other Seller Documents, the compliance by such Seller with any of the provisions hereof or thereof applicable to it, or the consummation by it of the transactions contemplated hereby or thereby.

     6.4 OWNERSHIP AND TRANSFER OF DOIL SHARES AND DOP INTERESTS.

     (a) Such Seller is the record and beneficial owner of the DOIL Shares indicated as being owned by such Seller on EXHIBIT C, free and clear of any and all Liens (other than restrictions imposed by Securities Laws and by the DOIL Shareholders Agreement). Such Seller has the power and authority to sell, transfer, assign and deliver such DOIL Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such DOIL Shares, free and clear of any and all Liens (other than restrictions imposed by Securities Laws).

     (b) Such Seller is the record and beneficial owner of the DOP Interests indicated as being owned by such Seller on EXHIBIT C, free and clear of any and all Liens (other than restrictions imposed by Securities Laws and by the DOP Partner Documents). Such Seller has the power and authority to sell, transfer, assign and deliver such DOP Interests as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such DOP Interests, free and clear of any and all Liens (other than restrictions imposed by Securities Laws).

     (c) Such Seller is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of DOIL or the partner interests of DOP other than the DOIL Shareholder Agreement and/or the DOP Partner Documents, as applicable.

     (d) Such Seller has no direct or indirect investment in any Portfolio Company other than through a Darby Fund and disclosed to Purchaser.

     6.5 LITIGATION. There are no Legal Proceedings pending or, to the Knowledge of such Seller, threatened against such Seller that are reasonably likely to prohibit or restrain the ability of such Seller to enter into this Agreement or consummate the transactions contemplated hereby.

     6.6 FINANCIAL ADVISORS. Except as set forth on SCHEDULE 6.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

     6.7 RELATED PARTY TRANSACTIONS. Other than with respect to the Institutional Sellers, SCHEDULE 6.7 is a true and correct list of each Contract (other than the Darby Fund Agreements) between any Darby Company, Sponsored Darby Fund or Portfolio Company on the one hand, and such Seller on the other hand, and each such Contract is on commercially reasonable terms no more favorable to such Seller than what a third party negotiating on an arms-length basis would expect.

                                   ARTICLE VII

               REPRESENTATIONS AND WARRANTIES OF FRI AND PURCHASER

     Each of FRI and Purchaser hereby jointly and severally represents and warrants to each of the Darby Parties that:

     7.1 ORGANIZATION AND GOOD STANDING. Each of FRI and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     7.2 AUTHORIZATION OF AGREEMENT. Each of FRI and Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate, if any, contemplated by this Agreement to be executed by FRI or Purchaser in connection with the consummation of the transactions contemplated by this Agreement (the "PURCHASER DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by FRI and Purchaser of this Agreement and each of the other Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of FRI and Purchaser. This Agreement has been, and each of the other Purchaser Documents will be at or prior to the Closing, duly and validly executed and delivered by FRI and Purchaser (as applicable), and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each other Purchaser Document when so executed and delivered will constitute, valid and binding obligations of FRI and Purchaser (as applicable), enforceable against FRI and Purchaser (as applicable) in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     7.3 CONFLICTS; CONSENTS OF THIRD PARTIES.

     (a) Except as set forth on SCHEDULE 7.3 hereto, none of the execution and delivery by FRI and Purchaser of this Agreement and the other Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by FRI or Purchaser with any of the provisions hereof or thereof applicable to such entity will, (i) violate the certificate of incorporation or by-laws or comparable organizational documents of FRI or Purchaser or (ii) assuming that the consents, waivers, approvals, authorizations, declarations, filings and notifications referred to in SECTION 7.3(b) are duly obtained and made, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under (x) any Contract or Permit to which FRI or Purchaser is a party or by which any of the properties or assets of any FRI or Purchaser are bound; (y) any Order of any Governmental Body applicable to FRI or Purchaser or any of the properties or assets of FRI or Purchaser; or (z) any Law applicable to FRI or Purchaser, except, in the case of clauses (x), (y) and (z), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of FRI or Purchaser to consummate the transactions contemplated by this Agreement.

     (b) No consent, waiver, approval, license, permit, ruling or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser or FRI in connection with
(i) the execution and delivery of this Agreement or the other Purchaser Documents or the compliance by Purchaser or FRI with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby or (ii) the ownership and operation of the Darby Companies following the Closing, except for approval of the Cayman Islands Monetary Authority and the Securities and Futures Commission of Hong Kong.

     7.4 LITIGATION. There are no Legal Proceedings pending or, to the Knowledge of Purchaser or FRI, threatened seeking to prohibit or restrain the ability of Purchaser or FRI to enter into this Agreement or consummate the transactions contemplated hereby.

     7.5 INVESTMENT INTENTION. Purchaser is acquiring the DOIL Shares and the DOP Interests for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "SECURITIES ACT") thereof. Purchaser understands that the DOIL Shares and the DOP Interests have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

     7.6 FINANCIAL ADVISORS. Except as set forth on SCHEDULE 7.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser or FRI or any of their respective Affiliates in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                                  ARTICLE VIII

                                    COVENANTS

     8.1 ACCESS TO INFORMATION. DOIL and DOP agree that, prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Darby Companies and such examination of the books, records and financial condition of the Darby Companies as it reasonably requests and to make extracts and copies of such books and records, subject to Purchaser's adhering to any confidentiality provisions by which DOP, DOIL and the Darby Funds are bound in respect of the Portfolio Companies and, in the case of information pertaining to the Portfolio Companies, to the extent the Darby Companies or Sponsored Darby Funds have such information. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances so as not to interfere in any material respect with the Darby Companies' normal operations, and DOP and DOIL shall cooperate, and shall cause the other Darby Companies to cooperate, fully therein. No investigation by Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or the other Seller Documents. In order that Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Darby Companies, DOIL and DOP shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Darby Companies to cooperate fully with such representatives in connection with such review and examination.

     8.2 CONDUCT OF THE BUSINESS PENDING THE CLOSING.

     (a) Except as otherwise expressly provided in this Agreement, on SCHEDULE 8.2(A) or 8.2(b) or with the prior written consent of Purchaser, DOIL and DOP shall, and shall cause the Darby Companies and (unless a provision below explicitly applies only to the Darby Companies) the Sponsored Darby Funds to:

          (i) conduct the respective businesses of the Darby Companies and the Sponsored Darby Funds only in the Ordinary Course of Business;

          (ii) use its best efforts to (A) preserve the present business operations, organization (including, without limitation, management) and goodwill of the Darby Companies and the Sponsored Darby Funds and (B) preserve the present relationship with investors of the Sponsored Darby Funds and other Persons having business dealings with the Darby Companies or the Sponsored Darby Funds;

          (iii) maintain all of the assets and properties of the Darby Companies in their current condition, ordinary wear and tear excepted; and

          (iv) (A) maintain the books, accounts and records of the Darby Companies and the Sponsored Darby Funds in the Ordinary Course of Business consistent with past practice, (B) continue to collect accounts receivable and pay accounts payable of the Darby Companies utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply in all material respects with all Contracts applicable to the operation of the Darby Companies or the Sponsored Darby Funds.

     (b) Except as otherwise expressly provided in this Agreement, on SCHEDULE 8.2(A) or Schedule 8.2(B) or with the prior written consent of Purchaser, DOIL and DOP shall not, and shall cause the other Darby Companies and (unless a provision below explicitly applies only to the Darby Companies) the Sponsored Darby Funds not to (and the Sellers agree, to the extent that they have the right under the organizational documents of DOP or DOIL or by Law to vote on any of the following matters, not to vote to approve the taking of any of the following actions):

          (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of DOIL or the partnership interests in DOP, or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, any Darby Company (except as required under the organizational documents of the Darby Companies);

          (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of any Darby Company or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of any Darby Company;

          (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of any Darby Company;

          (iv) amend the certificate of incorporation or by-laws (or other organizational documents) of any Darby Company or, except as requested by Purchaser, any Sponsored Darby Fund (except to permit the distributions contemplated by SECTION 2.1(A));

          (v) (A) increase the annual level of compensation payable or to become payable by any Darby Company to any of its employees or officers, (B) grant any unusual or extraordinary bonus (including any Carried Interest in any Darby Company or any Darby Fund, including any amounts measured in whole or in part by any such Carried Interest), benefit or other direct or indirect compensation to, or make any loan to, any employee, director or consultant,
     (C) increase the  coverage or benefits  available  under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of any Darby Company or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which any Darby Company is a party or involving a director, officer or employee of any Darby Company in his or her capacity as a director, officer or employee of any Darby Company;

          (vi) issue, create, incur, assume or guarantee any Indebtedness (other than expenses in the Ordinary Course of Business consistent with past practice);

          (vii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the properties or assets (whether tangible or intangible) of any Darby Company, other than as provided in the Darby Fund Agreements;

          (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Darby Companies;

          (ix) cancel or compromise any debt or claim or waive or release any material right of any Darby Company or Sponsored Darby Fund except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Darby Companies taken as a whole or any Sponsored Darby Fund taken individually;

          (x) make or enter into any commitment to make capital expenditures of the Darby Companies;

          (xi) enter into, modify or terminate any labor or collective bargaining agreement of any Darby Company or, through negotiation or otherwise, make any commitment or incur any Liability to any labor organization with respect to any Darby Company;

          (xii) introduce any material change with respect to the operation of any Darby Company or Sponsored Darby Fund, including any material change in the types or nature of its services or its investment policy or strategy;

          (xiii) permit any Darby Company or Sponsored Darby Fund to enter into any transaction or to enter into, modify or renew any Contract which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;

          (xiv) permit any Darby Company to enter into or agree to enter into any merger or consolidation with, any corporation or other entity, or engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person (other than in or to the Darby Funds pursuant to contractual obligations);

          (xv) except for payments made in the Ordinary Course of Business consistent with past practice or payments under an existing Contract, permit any Darby Company to pay any fees or expenses to, or enter into or modify any Contract with any Affiliate (other than any Darby Fund) of any Darby Company, or any director, officer or employee of any Darby Company;

          (xvi) make or rescind any election relating to Taxes (other than to make an election under Section 754 of the Code pursuant hereto), settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to Taxes, or except as required by applicable Law or GAAP (or International Accounting Standards in respect of DAI, DAI-HK, the Asian Mezzanine Fund or their subsidiaries), make any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent Tax Return;

          (xvii) enter into any contract or agreement or commitment which restrains, restricts, limits or impedes the ability of any Darby Company or Sponsored Darby Fund to compete with or conduct any business or line of business in any geographic area;

          (xviii) sponsor a new Fund or liquidate or dissolve a Sponsored Darby Fund (other than as required by the terms of the agreements relating thereto);

          (xix)  fail to pay and discharge current liabilities as and when due;

          (xx) discharge or satisfy any Lien, or pay any Liability (fixed or contingent), except in the Ordinary Course of Business;

          (xxi) grant any license or sublicense of any rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business consistent with past practice;

          (xxii) institute or settle any material Legal Proceeding;

          (xxiii) enter  into  any  partnership,   profit-sharing   or  royalty
     agreement or other similar arrangement whereby any Darby Company's income or profits are, or might be, shared with any other Person;

          (xxiv) amend or grant any waiver in respect of any provision of any Advisory Agreement to which DOP is a party except for such waivers that are immaterial in nature or amount or, except in accordance with the terms thereof, terminate any such agreement; or

          (xxv) agree, commit, arrange or enter into any understanding to do anything prohibited by this SECTION 8.2.

     8.3 CONSENTS. The Darby Parties shall use their commercially reasonable efforts, and FRI and Purchaser shall cooperate with the Darby Parties, to obtain at the earliest practicable date all consents and approvals required to be obtained by the Darby Parties and the Darby Companies to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in SECTIONS 5.3(b) and 6.3(c) hereof. FRI and Purchaser shall use their commercially reasonable efforts, and the Darby Parties shall cooperate with FRI and Purchaser, to obtain at the earliest practicable date all consents and approvals required to be obtained by FRI and Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in SECTION 7.3 hereof.

     8.4 REGULATORY APPROVALS.

     (a) FRI, Purchaser and the Darby Parties shall (i) make all filings required of each of them or any of their respective subsidiaries or Affiliates under applicable Law with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within ten (10) Business Days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under applicable Law for additional information, documents, or other materials received by each of them or any of their respective subsidiaries from any Governmental Body in respect of such filings or such transactions, and (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Body under any applicable Law with respect to any such filing or any such transaction. Each such party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under applicable Law. The Darby Parties, on the one hand, and FRI and Purchaser, on the other hand, may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this SECTION
8.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (the Darby Parties or FRI and Purchaser, as the case may be).

     (b) Each of FRI, Purchaser and the Darby Parties shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under applicable Law. In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any applicable Law, the parties shall use commercially reasonable efforts and cooperate with one another to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, FRI, Purchaser and the Darby Parties decide that litigation is not in their respective best interests.

     (c) Notwithstanding anything to the contrary in this Agreement, neither FRI, Purchaser nor any of their Affiliates shall be required (i) to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, (ii) to agree to any limitation on the operation or conduct of their respective businesses or (iii) to waive any of the conditions set forth in ARTICLE IX of this Agreement.

     8.5 FURTHER ASSURANCES. Subject to SECTION 8.4, each of the Darby Parties, FRI and Purchaser shall use its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement at the earliest practicable date after the date hereof and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other parties to consummate the transactions contemplated by this Agreement.

     8.6 CONFIDENTIALITY.

     (a) From and after the date hereof until the Closing, FRI and Purchaser shall not, and shall cause their Affiliates and their respective officers, directors and employees not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of FRI and Purchaser, and advisors of FRI and Purchaser on a need-to-know basis, in connection with consummating the transactions contemplated hereby, or use or otherwise exploit for its own benefit or for the benefit of any other Person, any Confidential Information (as defined below). FRI and Purchaser shall not have any obligation to keep confidential (or cause their Affiliates, officers, directors, employees or advisors to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by Law; provided, however, that in the event disclosure is required by applicable Law, FRI and Purchaser shall, to the extent reasonably possible, provide DOIL with prompt notice of such requirement prior to making any disclosure so that DOIL may seek an appropriate protective order.

     (b) From and after the Closing, each Seller agrees severally and not jointly that it shall not, and it shall cause its Affiliates and its respective officers, directors and employees not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than to authorized officers, directors and employees of such Seller, and advisors of such Seller on a need-to-know basis, or use or otherwise exploit for its own benefit or for the benefit of any other Person, any Confidential Information (as defined below). Each Seller shall not have any obligation to keep confidential (or cause its Affiliates, officers, directors, employees or advisors to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by Law; provided, however, that in the event disclosure is required by applicable Law, such Seller shall, to the extent reasonably possible, provide DOIL with prompt notice of such requirement prior to making any disclosure so that DOIL may seek an appropriate protective order.

     (c) For purposes of this SECTION 8.6, "CONFIDENTIAL INFORMATION" shall mean any confidential information with respect to any Darby Company or any Darby Fund or their respective operations and business, including investors, investor lists, products, prices, fees, costs, inventions, Trade Secrets, know-how, Software, Contracts, marketing methods, plans, personnel, suppliers, competitors, markets performance data, trading strategies, information relating to Portfolio Companies or other specialized information or proprietary matters. "CONFIDENTIAL INFORMATION" does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible thereunder.

     (d) The covenants and undertakings contained in this SECTION 8.6 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this SECTION 8.6 will cause irreparable injury, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the Darby Parties will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this SECTION 8.6. The rights and remedies provided by this SECTION 8.6 are cumulative and in addition to any other rights and remedies which the Darby Parties may have hereunder or at law or in equity.

     (e) Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions described in this

Agreement, shall not apply to the Tax structure or Tax treatment of the transactions described in this Agreement, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the Tax structure and Tax treatment of the transactions described in this Agreement and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such Tax treatment and Tax structure; PROVIDED, HOWEVER, that such disclosure shall not include the name (or other identifying information not relevant to the Tax structure or Tax treatment) of any Person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable Securities Laws.

     8.7 PUBLICITY.

     (a) No Darby Party, on the one hand, nor FRI or Purchaser, on the other, shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of Purchaser or DOIL, prior to the Closing and the Seller Representative, after the Closing (as applicable), which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Person seeking to make such disclosure or public announcement, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which such Person (or its Affiliates) lists securities, provided that, to the extent required by applicable Law or by the applicable rules of any stock exchange on which such Person (or its Affiliates) lists securities, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with Purchaser or DOIL, prior to the Closing and the Seller Representative, after the Closing (as applicable) with respect to the text thereof.

     (b) The Darby Parties, FRI and Purchaser agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

     8.8 USE OF NAME. Except as provided on SCHEDULE 8.8, the Sellers hereby agree that upon the consummation of the transactions contemplated hereby, the Sellers shall not, and shall cause their respective Affiliates not to, use the name "Darby" or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the "DARBY MARKS"), except for historical, descriptive use.

     8.9 EMPLOYEE MATTERS.

     (a) For a period of at least five years after the Closing Date, Purchaser shall provide each person who is an employee of a Darby Company immediately before the Closing Date (a "DARBY EMPLOYEE") with coverage under employee benefit plans within the meaning of Section 3(3) of ERISA (and without regard to the exclusions under Section 4 of ERISA) ("ERISA Plans") that either (i) is not substantially less favorable in the aggregate than that provided to similarly situated employees of FRI or (ii) is substantially similar to that provided under those ERISA Plans applicable to such Darby Employee immediately before the Closing Date.

     (b) Purchaser and its Affiliates who employ any Darby Employee shall credit such Darby Employee with service with DOIL or its ERISA Affiliates prior to the Closing Date for purposes of eligibility, vesting, determination of the level of benefit accrual and benefit accrual under any benefit plan, program or arrangement maintained by Purchaser or any such Affiliate, except (i) with respect to determination of the level of benefit accruals and benefit accruals under any defined benefit pension plan, or (ii) to the extent that such recognition of service would result in a duplication of benefits or cause any Darby Employee to have a retroactive accrual of vacation.

     (c) FRI shall cause any preexisting condition, restrictions or waiting periods under the applicable ERISA Plans maintained by FRI or its ERISA Affiliates and applicable to a Darby Employee ("PURCHASER ERISA PLANS") to be waived to the extent necessary to provide no gap in medical or dental benefit coverage on such basis for each Darby Employee who was covered as of the Closing Date under a Benefit Plan that provides medical or dental benefits, as the case may be. FRI shall cause any Purchaser ERISA Plan which is a welfare benefit plan to apply any amounts paid under a Benefit Plan that is a welfare benefit plan by a Darby Employee as deductibles and coinsurance during any plan year in which the Darby Employee ceases to participate in the Benefit Plan toward deductible, coinsurance and out-of-pocket limits under such Purchaser ERISA Plan for such plan year (with appropriate adjustments for any differences in plan years).

     (d) To the extent that FRI transfers coverage of any Darby Employee from the Darby Companies' ERISA Plans to Purchaser's ERISA Plans and the Darby Companies' ERISA Plans would have provided better benefits in the aggregate than Purchaser's ERISA Plans applicable to such Darby Employee, FRI shall cause Purchaser to make a one-time adjustment to the base salary of the affected Darby Employee in an amount that FRI reasonably believes is appropriate and equitable.

     8.10 DIRECTOR AND OFFICER INDEMNIFICATION; INSURANCE.

     (a) Without limiting the rights that any indemnified person may have under applicable Law, FRI and Purchaser agree that all rights of indemnification existing as of the date hereof in favor of Persons who are or were prior to the Closing Date officers, directors, employees, members of advisory committees or investment committees of the Darby Companies or the Darby Funds or who is serving or has served, at the request of a Darby Company or a Darby Fund, on the board of directors, or similar governing body, advisory committee or investment committee of another Person as provided in the respective charter, bylaws, other organizational document or Contracts of the Darby Companies and the Sponsored Darby Funds shall continue in full force and effect in accordance with their terms and none of FRI or its Affiliates shall take any action to terminate or reduce the rights of such Persons to indemnification under such documents and Contracts.

     (b) For a period of three years following the Closing Date, FRI shall make payments to each of those Persons who are or at any time prior to the Closing Date were covered by the directors' and officers' liability insurance policies and errors and omissions liability insurance policies of any of the Darby Companies or the Sponsored Darby Funds in effect on the date hereof, to the extent such payments otherwise would have been made under such insurance policies had such insurance policies remained in effect following the Closing Date, with respect to claims arising from facts or events that occurred on or prior to the Closing Date.

     (c) This SECTION 8.10 is intended to be for the benefit of, and shall be enforceable by, the Persons having rights to indemnification or to insurance coverage as provided in SECTIONS 8.10(a) and (b), their heirs and personal representatives, and shall be binding on FRI and the Darby Companies and their respective successors and assigns. In the event that, after the Closing Date, FRI or any of the Darby Companies or the Sponsored Darby Funds or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of FRI, the Darby Companies or the Sponsored Darby Funds, as the case may be, honor the indemnification obligations set forth in this SECTION 8.10.

     8.11 WAIVERS, CONSENTS AND AGREEMENTS RELATED TO TRANSFERS; RELEASES AND WAIVERS. The DOIL Sellers and the DOP Sellers hereby acknowledge that they have entered into certain agreements in connection with the organization of and their respective investments in DOIL and DOP, respectively, and that, in connection with the consummation of the transactions contemplated hereby, such agreements and the organizational documents of DOIL and DOP contain provisions that require certain consents and waivers to be obtained and other actions to be taken in order to comply therewith. Accordingly, the Darby Parties agree among themselves as follows:

     (a) with respect to DOIL:

          (i) the execution of this Agreement by DOIL and each of the DOIL Sellers constitutes delivery of the written notice required to be given by the DOIL Sellers pursuant to Section 4.3 of the DOIL Shareholders Agreement and a waiver of the right of first refusal to purchase DOIL Shares that any of DOIL or the DOIL Sellers have or might have under Section 4.3 of the DOIL Shareholders Agreement as a result of the purchase of the DOIL Shares by Purchaser and the consummation of the transactions contemplated hereby;

          (ii) the execution of this Agreement by each of the DOIL Sellers constitutes such party's written consent, as required pursuant to Section
     4.5 of the DOIL Shareholders Agreement, to the transfer by each of the other DOIL Sellers of their respective DOIL Shares as contemplated hereby;

          (iii) DOIL and the DOIL Sellers agree, that upon consummation of the sale by the DOIL Sellers of their DOIL Shares, the DOIL Shareholders Agreement shall automatically terminate and be null and void from and after the Closing Date with no further act or action required on the part of DOIL or the DOIL Sellers to effect such termination; and

          (iv) the DOIL Sellers hereby ratify all of the past actions of the board of directors of DOIL.

     (b) with respect to DOP:

          (i) the execution of this Agreement by DOIL constitutes the written consent of DOIL, as the general partner of DOP, pursuant to Section 7.01 of the DOP LP Agreement, to the transfer by the DOP Sellers who are limited partners of DOP of their respective limited partner interests in DOP pursuant to and in accordance with the terms of this Agreement and to the admission of Purchaser as a Substitute Limited Partner (as such term is defined in the DOP LP Agreement) of DOP;

          (ii) the execution of this Agreement by DOIL, DOP and each DOP Seller constitutes delivery of the written notice required to be given by the DOP Sellers pursuant to Section 7.6 of the DOP LP Agreement and each DOP Seller who is designated as an "Option Partner" in the DOP LP Agreement hereby waives any and all rights of first refusal under Section 7.6 of the DOP LP Agreement that such Person has or might have as a result of the offer to purchase the DOP Interests by Purchaser and the consummation of the transactions contemplated hereby;

          (iii) DOP, DOIL and the DOP Sellers acknowledge and agree, that upon the occurrence of the Closing and effective as of the Closing, the power of attorney given by each DOP Seller to DOIL, as general partner of DOP, shall be cancelled and revoked and shall have no further force and effect without any further act or action required on the part of any such Persons;

          (iv) the execution of this Agreement by each DOP Seller constitutes delivery of the written notice required pursuant to Section 2 of the First Amended and Restated Take Along Agreement, dated as of December 30, 1994 by and among DOIL and certain other DOP Sellers signatory thereto (the "TAKE ALONG AGREEMENT") from the "Selling Group" members to the "Offer Group" (as such terms are defined therein) and a waiver by each DOP Seller who is a member of the Offer Group of any rights such Person has or might have under the Take Along Agreement as a result of the purchase of the DOP Interests by Purchaser and consummation of the transactions contemplated hereby;

          (v) DOP and the DOP Sellers agree, that upon consummation of the sale by the DOP Sellers of their DOP Interests, the DOP Take Along Agreement shall automatically terminate and be null and void from and after the Closing Date with no further act or action required on the part of the DOP Sellers to effect such termination;

          (vi) the execution of this Agreement by DOP and each DOP Seller constitutes a waiver of the provision in each Employee Limited Partner Agreement, as amended, executed by DOP and each of Messrs. Frank, Cutler, Nielsen and Beatty and Ms. Oliver prohibiting a sale by such Persons of their limited partner interests in DOP (and the related provision in the DOP LP Agreement) as such may be necessary or required to permit the sale of such DOP Interests to Purchaser and consummation of the transactions contemplated hereby; and

          (vii) DOP and Messrs. Frank, Cutler, Nielsen and Beatty and Ms. Oliver agree, that upon consummation of the sale by such individuals of their DOP Interests to Purchaser, the Employee Limited Partner Agreements shall automatically terminate and be null and void from and after the Closing Date with no further act or action required on the part of such Persons to effect such termination.

     (c) As of the Closing Date, each Seller hereby (i) other than as provided in clause (ii) below, releases DOIL and DOP and their Affiliates, and their respective officers, directors, employees, agents and representatives, from any and all claims that such Seller had, has or may have against any of them, of any nature whatsoever, whether known or unknown, in such Seller's capacity as a limited partner of DOP, and (ii) waives all rights which such Seller may have under the DOP LP Agreement (other than future rights to indemnification).

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

     9.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF FRI AND PURCHASER. The obligations of FRI and Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

     (a) the representations and warranties of DOIL and DOP in ARTICLE V qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

     (b) each of DOIL and DOP shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date;

     (c) the representations and warranties of the Sellers in ARTICLE VI qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

     (d) each Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date;

     (e) Purchaser shall have received (i) a certificate signed by each of the Chief Executive Officer and Chief Financial Officer of each of DOIL and DOP, in the form attached hereto as EXHIBIT E-1, dated the Closing Date, to the effect that the conditions specified above in SECTIONS 9.1(a) AND (b) have been satisfied in all respects and (ii) a certificate from each Seller signed by such Seller, in the form attached hereto as EXHIBIT E-2 for the Individual Sellers or EXHIBIT E-3 for the Institutional Sellers, dated the Closing Date, to the effect that the conditions specified above in SECTIONS 9.1(c) AND (d) relating to such Seller have been satisfied in all respects;

     (f) no Legal Proceedings shall have been instituted or threatened or claim or demand made against any Seller, any Darby Company, FRI or Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby (and in each case remains pending or outstanding), and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

     (g) the Sellers shall have obtained or made (i) each consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body required to be obtained or made by any of such parties in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (ii) those consents, waivers, approvals, filings and notices referred to in SECTION 5.3(b) or 6.3(c) hereof, except to the extent any such consent, waiver, approval, filing or notice is not required to consummate the transactions contemplated hereby;

     (h) except for the Sellers listed on SCHEDULE 5.11(h), each of the Sellers shall have provided Purchaser with an affidavit of non-foreign status that complies with Section 1445 of the Code (a "FIRPTA AFFIDAVIT");

     (i) DOIL shall have provided Purchaser with a certificate complying with Treasury Regulations Section 1.897-2(g)(1)(ii) that states that DOIL is not a U.S. real property holding company;

     (j) DOP shall have provided a statement to Purchaser complying with Temporary Treasury Regulation Section 1.1445-11T(d)(2)(i) that states that fifty percent or more of the value of DOP's gross assets does not consist of U.S. real property interests and/or that ninety percent or more of the value of DOP's gross assets does not consist of U.S. real property interests plus cash or cash equivalents;

     (k) Purchaser shall have received the written resignations of each of the directors of DOIL, except as otherwise requested by Purchaser;

     (l) an offer letter containing the terms set forth on EXHIBIT F hereto and otherwise mutually agreeable to Purchaser and DOIL shall have been executed and delivered to Purchaser by each of the individuals designated to deliver such a letter on EXHIBIT G hereto, with an allocation of FRI restricted stock to such individuals (where applicable) as set forth in a letter agreed to by DOIL and Purchaser as of the date hereof;

     (m) each of the DOIL Sellers shall have delivered, or caused to be delivered, to Purchaser stock certificates representing the DOIL Shares owned by such DOIL Seller, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

     (n) each of the DOP Sellers shall have delivered, or caused to be delivered, to Purchaser an instrument of assignment and transfer with respect the DOP Interests owned by such DOP Seller in the form of EXHIBIT H hereto;

     (o) the Sellers shall have irrevocably appointed the Seller Representative, in accordance with SECTION 11.3 of this Agreement, which such Person or committee of Persons shall be reasonably acceptable to Purchaser;

     (p) the Sellers shall have delivered, or caused to be delivered, to Purchaser certificates of good standing as of a recent date with respect to DOIL and DOP issued by the Secretary of State of the State of Delaware and for each state in which DOIL or DOP is qualified to do business as a foreign corporation;

     (q) a waiver shall have been executed and delivered by three-fourths in interest of the limited partners of Darby-BBVA Latin American Private Equity Fund, L.P. and Darby-BBVA Latin American Private Equity Fund (Ontario), L.P., of
Section  2.01(c) of the limited  partnership  agreements of such  entities,  and
Section 6 of the First Amended and Restated Investment Advisory Agreement dated as of January 17, 2003, substantially in the form attached hereto as EXHIBIT I;

     (r) each of the individuals designated on EXHIBIT G to deliver a non-compete agreement shall have executed and delivered such an agreement substantially in the form of EXHIBIT J-1, J-2, J-3 or J-4 (as indicated on EXHIBIT G), containing the terms for each such individual set forth on EXHIBIT G, with an allocation of FRI restricted stock to such individuals (where applicable) as set forth in a letter agreed to by DOIL and Purchaser as of the date hereof;

     (s) each of the individuals designated on EXHIBIT G to deliver one or more letters relating to such individual's Carried Interests in the Darby Funds shall have executed and delivered such letters containing the general terms set forth in EXHIBITS K-1 through K-4 hereto (or, for those Darby Funds not covered by such Exhibits, in the standard Carried Interest documentation for such Darby Funds) (as applicable), and containing the specific terms for each such individual as set forth in the letter referred to in SECTION 5.23(p);

     (t) the Sellers shall have delivered to Purchaser a waiver providing that the restrictions set forth in Section 2.9 of the Amended and Restated Shareholders' Agreement by and among Citicorp International Finance Corporation, Latin America Capital Partners II L.P., AIG-GE Capital Latin American Infrastructure Fund L.P., Darby Latin American Holdings, Ltd., Motorola Inc., Invercel (Delaware) LLC, Telcom-Invercel Investors, L.L.C., Tempora S.A., Casa Editorial El Tiempo, S.A., Promision Celular S.A. - Promicel S.A. and Avantel Holdings, Ltd., shall not apply to FRI and its Affiliates (other than Purchaser and its subsidiaries); and

     (u) each of the Sellers shall have delivered, or caused to be delivered, to Purchaser such other documents as Purchaser shall reasonably request to more effectively consummate the sale of its DOIL Shares or DOP Interests, as applicable.

     9.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by DOIL in whole or in part to the extent permitted by applicable Law):

     (a) the representations and warranties of FRI and Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materially shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date);

     (b) FRI and Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date;

     (c) Sellers shall have received (i) a certificate signed by each of the Chief Executive Officer and Chief Financial Officer of each of FRI and Purchaser, in the form attached hereto as EXHIBIT E-1, dated the Closing Date, to the effect that the conditions specified above in SECTIONS 9.2(A) and (B) have been satisfied in all respects;

     (d) no Legal Proceedings shall have been instituted by any Governmental Body against any Seller, any Darby Company, FRI or Purchaser seeking to restrain or prohibit the consummation of the transactions contemplated hereby (and in each case remains pending or outstanding), and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

     (e) FRI and Purchaser shall have obtained or made each consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or other Person required to be obtained or made by any of such parties in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

     (f) Purchaser shall have delivered, or caused to be delivered, to the Sellers evidence of the wire transfers referred to in SECTION 2.3 hereof;

     (g) an offer letter containing the terms set forth on EXHIBIT F hereto and otherwise mutually agreeable to Purchaser and DOIL shall have been executed and delivered to Purchaser by each of the individuals designated to deliver such a letter on EXHIBIT G hereto, with an allocation of FRI restricted stock to such individuals (where applicable) as set forth in a letter agreed to by DOIL and Purchaser as of the date hereof;

     (h) each of the individuals designated on EXHIBIT G to deliver one or more letters relating to such individual's Carried Interests in the Darby Funds shall have executed and delivered such letters containing the general terms set forth in EXHIBITS K-1 through K-4 hereto (or, for those Darby Funds not covered by such Exhibits, in the standard Carried Interest documentation for such Darby Funds) (as applicable), and containing the specific terms for each such individual as set forth in the letter referred to in SECTION 5.23(P);

     (i) Purchaser shall have executed and delivered to Seller a counterpart of the DOP LP Agreement; and

     (j) each of FRI and Purchaser shall have delivered, or caused to be delivered, to each Seller such other documents as such Seller shall reasonably request to more effectively consummate the transactions contemplated hereby.

                                    ARTICLE X

                                 INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in ARTICLES V, VI and VII of this Agreement shall survive the Closing until December 31, 2004; provided, however, that the representations and warranties set forth in SECTIONS 5.21, 6.6 and 7.6 shall survive the Closing until the third (3rd) anniversary of the Closing Date; the representations and warranties set forth in SECTIONS 5.4, 5.5 (but only the final two sentences thereof) and 6.4 shall survive the Closing until thirty (30) days following the expiration of the applicable statute of limitations with respect to the particular matter that is the subject matter thereof; and the representations and warranties set forth in SECTION 5.11 shall survive the Closing as set forth in SECTION 10.5(h) hereof (in each case, the "SURVIVAL PERIOD"); provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with
SECTION 10.3(a) before the termination of the applicable Survival Period.

     10.2 INDEMNIFICATION.

     (a) Subject to SECTIONS 10.1, 10.4 and 10.5 hereof, each Seller hereby agrees severally and not jointly to indemnify and hold FRI, Purchaser, DOIL, DOP and their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the "PURCHASER INDEMNIFIED PARTIES") harmless from and against:

          (i) any and all losses, liabilities, obligations, damages (excluding punitive damages), costs and expenses (individually, a "LOSS" and, collectively, "LOSSES") based upon, attributable to or resulting from the failure of any representation or warranty set forth in ARTICLE V of this Agreement to be true and correct in all respects at the date hereof and at the Closing Date (disregarding for this purpose any materiality qualifications contained therein and the word "material" contained in the definition of Material Adverse Effect, except as set forth on SCHEDULE 10.2);

          (ii) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty made by such Seller set forth in ARTICLE VI of this Agreement to be true and correct in all respects at the date hereof and at the Closing Date (disregarding for this purpose any materiality qualifications contained therein and the word "material"
      contained in the definition of Material Adverse Effect);

          (iii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of any Darby Party under this Agreement or any other Seller Document; and

          (iv) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "EXPENSES") incident to any and all Losses with respect to which indemnification is provided hereunder.

     (b) Subject to SECTIONS 10.1 and 10.4, FRI and Purchaser hereby agree jointly and severally to indemnify and hold the Sellers and their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES") harmless from and against:

          (i) any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of FRI or Purchaser set forth in this Agreement or any other Purchaser Document, to be true and correct at the date hereof and at the Closing Date (disregarding for this purpose any materiality qualifications contained therein and the word "material" contained in the definition of Material Adverse Effect);

          (ii) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of FRI or Purchaser under this Agreement or any other Purchaser Document; and

          (iii) any and all Expenses incident to any and all Losses with respect to which indemnification is provided hereunder.

     10.3 INDEMNIFICATION PROCEDURES.

     (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which payment may be sought under SECTION 10.2 hereof ("CLAIM") (regardless of the limitations set forth in SECTION 10.4), the indemnified party shall promptly cause written notice (the "CLAIM NOTICE") of the assertion of any Claim of which it has Knowledge which is covered by this indemnity to be forwarded to the indemnifying party, specifying in reasonable detail the nature of the Claim and, to the extent practicable, the amount or the estimated amount thereof and the source of the Loss under SECTION 10.2. The indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within fifteen (15) days (or sooner, if the nature of the Claim so requires) from the date of personal delivery or mailing of the Claim Notice notify the indemnified party of its intent to do so, whereupon it shall have the sole power to direct and control such defense except as provided below. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; PROVIDED, HOWEVER, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable written opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party in the conduct of the defense of such Claim; and PROVIDED, FURTHER, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. Notwithstanding anything in this SECTION 10.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any indemnifiable Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the indemnifiable Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of
SECTION 10.4, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such indemnifiable Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such indemnifiable Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Expenses of the indemnified party relating to such indemnifiable Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such indemnifiable Claim. If the indemnifying party makes any payment on any indemnifiable Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any Claims (other than insurance Claims, which are covered by SECTION 10.4(b)) of the indemnified party with respect to such indemnifiable Claim.

     (b) After any final judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated in accordance with the requirements of this SECTION 10.3, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten
(10) Business Days after the date of such notice.

     (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.
(d) With respect to any Claim for which any Purchaser Indemnified Person seeks indemnification hereunder, except with respect to breaches of the representations and warranties set forth in ARTICLE VI, the Seller Representative shall act on behalf of all of the indemnifying parties, the Purchaser Indemnified Persons may deal exclusively with the Seller Representative with respect thereto and any actions or decisions of the Seller Representative shall be binding on all of the indemnifying parties.

     10.4 LIMITATIONS ON INDEMNIFICATION.

     (a) The amount of any Losses and Expenses shall be reduced by the net amount of the tax benefits actually realized by the indemnified party by reason of such Losses and Expenses, as certified by the Seller Representative or the Chief Financial Officer of FRI, as applicable. No indemnifying party will have the right to make any examination of or to obtain any indemnified party's Tax Returns or supporting work papers or other documents in connection with any indemnification claim hereunder, and no indemnified party shall be required to take any position on a Tax Return in connection therewith.

     (b) The amount which any indemnifying party is or may be required to pay any indemnified party pursuant to SECTION 10.2(a), 10.2(b) or 10.5 hereof shall be reduced (including without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such indemnified party in reduction of the related Loss and Expenses. If an indemnified party shall have received the payment required by this Agreement from an indemnifying party in respect of a Loss and Expenses and shall subsequently actually receive insurance proceeds in respect of such Loss and Expenses, then such indemnified party shall pay to such indemnifying party a sum equal to the amount of such insurance proceeds actually received (net of any expenses, other than the cost of carrying such insurance, in obtaining the same). Nothing in this SECTION 10.4(b) shall obligate an indemnified party to seek insurance recoveries in respect of a Loss.

     (c) The Sellers  shall not have any liability  under SECTION  10.2(a)(i) or
SECTION 10.2(a)(ii) (or SECTION 10.2(a)(iv) in respect of Claims arising under such Sections) unless the aggregate amount of Losses and Expenses finally determined to be indemnifiable under SECTION 10.2(a)(i), SECTION 10.2(a)(ii) and/or SECTION 10.2(a)(iv), other than in respect of the representations and warranties set forth in SECTIONS 5.4, 5.5 (but only the final two sentences thereof), 5.11, 5.21, 6.4 and 6.6 hereof, exceeds an amount equal to $758,786 (the "BASKET") and, in such event, the Sellers shall be required to pay the entire amount of all such Losses and Expenses, subject to the other limitations in this SECTION 10.4 and in SECTION 10.3. FRI and

Purchaser shall not have any liability under SECTION 10.2(b)(i) (or SECTION 10.2(b)(iii) in respect of Claims arising under such Section) unless the aggregate amount of Losses and Expenses finally determined to be indemnifiable by such Persons under SECTION 10.2(b)(i) or SECTION 10.2(b)(iii) other than in respect of the representations and warranties set forth in SECTION 7.6 hereof exceeds the Basket and, in such event, FRI and Purchaser shall be required to pay the entire amount of all such Losses and Expenses, subject to the other limitations in this SECTION 10.4 and in SECTION 10.3.

     (d) No Seller shall have any further obligation to indemnify any Person under SECTION 10.2(a)(i) or SECTION 10.2(a)(ii) (or SECTION 10.2(a)(iv) in respect of Claims arising under such Sections) once the aggregate amount of Losses and Expenses for which such Seller has provided indemnification under any Section of this ARTICLE X to any one or more Persons included within the Purchaser Indemnified Parties equals the amount set forth opposite such Seller's name on the applicable column of EXHIBIT C, other than for the breach of any representation or warranty contained in SECTIONS 5.4, 5.5 (but only the final two sentences thereof), 5.11, 5.21, 6.4 and 6.6 of this Agreement. No Seller shall have any further obligation to indemnify any Person under SECTION 10.2 or
SECTION 10.5 once the aggregate amount of Losses and Expenses for which such Seller has provided indemnification under any Section of this ARTICLE X to any one or more Persons included within the Purchaser Indemnified Parties equals the "Total Consideration Received" by such Seller as set forth on EXHIBIT C. Neither FRI nor Purchaser shall have any further obligation to indemnify any Person under SECTION 10.2(b)(i) or SECTION 10.2(b)(ii) once the aggregate amount of Losses and Expenses for which FRI and/or Purchaser has provided indemnification under any Section of this ARTICLE X to any one or more Persons included within the Seller Indemnified Parties equals $50,000,000, other than for the breach of any representation or warranty contained in SECTION 7.6 of this Agreement. Neither FRI nor Purchaser shall have any further obligation to indemnify any Person under SECTION 10.2 or SECTION 10.5 once the aggregate amount of Losses and Expenses for which FRI and/or Purchaser has provided indemnification under any Section of this ARTICLE X to any one or more Persons included within the Seller Indemnified Parties equals the sum of the DOIL Purchase Price and the DOP Purchase Price.

     (e) Except with respect to breaches of the representations and warranties set forth in ARTICLE VI and breaches of covenants by any Seller (as to which each Seller shall only be liable for Losses to the Purchaser Indemnified Parties arising out of its own breach of such representations or covenants) and subject to the caps in SECTION 10.4(d) and the other limitations in this SECTION 10.4 and in SECTION 10.3, the liability of any Seller with respect to any Loss for which indemnification is provided hereunder shall be equal to the product of such Loss and the percentage set forth opposite such Seller's name on the applicable column of EXHIBIT C hereto.

     (f) The Sellers shall have no recourse against DOIL, DOP or the other Subsidiaries or their respective directors, officers, employees, Affiliates (other than FRI or Purchaser in respect of counterclaims related to or arising out of any such Claim), agents, attorneys, representatives, assigns or successors for any Claims asserted by Purchaser Indemnified Parties.

     (g) A claim for indemnification for breach of representation or warranty may not be sought under this ARTICLE X if the Losses in respect of such claim (aggregated with all other Losses relating to the same event or circumstances in respect of such claim) are less than $15,000.

     (h) For the avoidance of doubt, in no event shall any Seller have any liability for indemnification under this Agreement in excess of the "Total Consideration Received" by such Seller as set forth on EXHIBIT C.

     10.5 TAX MATTERS.

     (a) TAX INDEMNIFICATION.

          (i) Each Seller agrees to be responsible for and to indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses and Expenses resulting from, arising out of or based on the following:

               (A) any and all Taxes imposed on DOIL or any Subsidiary (or any predecessor thereof), or for which DOIL or any Subsidiary (or any predecessor thereof) may otherwise be liable by reason of transferee liability, assumption, contract, operation of law or otherwise:

                    (1) for any  taxable  year or period  that ends on or before the Closing Date; and

                    (2) for any  Taxes  allocated  to the  Sellers  pursuant  to
               SECTION 10.5(b)(v);

               (B) any breach or inaccuracy of any of the representations contained in SECTION 5.11, determined for this purpose without regard to any materiality qualifier, or the failure to perform the covenants contained in SECTION 8.2(b)(xvi); and

               (C) any failure by the Sellers to timely pay any and all Taxes required to be borne by the Sellers pursuant to SECTION 11.1.

          (ii)  Purchaser  agrees to  indemnify  and hold  harmless  the  Seller
     Indemnified Parties from and against any and all Losses and Expenses resulting from, arising out of or based on Taxes imposed on DOIL or any
     Subsidiary: (A) for any taxable year or period that begins after the Closing Date, (B) for the period allocated to Purchaser pursuant to SECTION 10.5(b)(v), and (C) for any failure by Purchaser to timely pay any and all Taxes required to be borne by Purchaser pursuant to SECTION 11.1.

            For purposes of SECTION 10.5 as and to the extent it relates to a particular indemnifiable Tax, the Sellers will be credited for any estimated Tax payments made on or before the Closing Date towards the satisfaction of such Tax.

     (b) PREPARATION OF TAX RETURNS; PAYMENT OF TAXES.

          (i) The Sellers shall cause PricewaterhouseCoopers LLP to prepare and to file all the federal, state, local and foreign Tax Returns required to be filed by the Darby Companies with respect to tax periods (excluding any portions thereof) ended on or prior to the Closing Date and shall pay or cause to be paid any and all Taxes due with respect to such Returns. All Tax Returns described in this
     SECTION 10.5(b)(i) shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable Taxing Authority or a contrary treatment is required by applicable Tax Law (or judicial or administrative interpretations thereof). The Sellers shall cause PricewaterhouseCoopers LLP to provide Purchaser with copies of such completed Tax Returns at least 20 days prior to the filing date, and Purchaser shall be provided an opportunity to review such Tax Returns and supporting work papers and schedules prior to the filing of such Tax Returns. Purchaser shall have the right to approve only those portions of such Tax Returns that involve items that (i) recur in the Tax Returns of DOIL or any Subsidiary for any period after the Closing Date or
     (ii) otherwise could adversely affect Purchaser or such entities (such issues referred to as "Approval Items"). The failure of Purchaser to propose any changes to Approval Items on any such Tax Return within 10 days shall be deemed to be an indication of its approval thereof. The Sellers and Purchaser shall attempt in good faith mutually to resolve any disagreements regarding such Approval Items on Tax Returns prior to the due date for filing thereof. In the event that the Sellers and Purchaser are unable to resolve any dispute with respect to such Approval Items on a Tax Return at least 10 days prior to the due date for the filing of such Tax Return, such dispute shall be resolved pursuant to SECTION 10.5(f).

          (ii) Following the Closing, FRI shall cause Purchaser to prepare or have prepared all federal, foreign, state and local Tax Returns required to be filed by DOIL or any Subsidiary with respect to tax periods ending after the Closing Date. Purchaser shall file or cause to be filed all such Tax Returns and shall, subject to receiving the payments from the Sellers referred to in Section 10.5(b)(iv), pay or cause to be paid the Taxes shown due thereon.

          (iii) To the extent any Taxes shown due on any Tax Return described in
     Section 10.5(b)(ii) are indemnifiable by the Sellers, (A) such Tax Return shall be prepared in a manner consistent with prior practice unless otherwise required by applicable tax laws; (B) Purchaser shall provide the Sellers with copies of such Tax Return or the portion thereof relating to amounts indemnifiable by the Sellers, and supporting work papers and schedules at least 20 days prior to the due date for filing such return; and (C) the Sellers shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns or such portion for 10 days following receipt thereof. The failure of the Sellers to propose any changes to any such Tax Return or portion thereof within such 10 days shall be deemed to be an indication of its approval thereof. The Sellers and Purchaser shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns or portion thereof prior to the due date for filing thereof. In the event that the Sellers and Purchaser are unable to resolve any dispute with respect to such Tax Return or portion thereof at least 10 days prior to the due date for the filing of such Tax Return, such dispute shall be resolved pursuant to SECTION 10.5(f).

          (iv) Not later than 5 days before the due date for payment of Taxes with respect to any Tax Returns which Purchaser has the responsibility to file, the Sellers shall pay to

     Purchaser an amount equal to that portion of the Taxes shown on such return for which the Sellers have an obligation to indemnify the Purchaser Indemnified Parties pursuant to the provisions of SECTION 10.5(a). No payment pursuant to this SECTION 10.5(b)(iv) shall excuse the Sellers from its indemnification obligations pursuant to SECTION 10.5(a) if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns that are the responsibility of the Sellers exceeds the amount of the Seller's payment under this Section 10.5(b)(iv). If a dispute arises with respect to the underlying Tax Return or the amount of Taxes for which the Sellers are responsible and is not resolved 5 days prior to the due date of the underlying Tax Return, the Sellers shall pay to Purchaser the amount that Purchaser deems to be due and owing; PROVIDED, HOWEVER, that if the independent accounting firm shall determine that the amount of Taxes as being the responsibility of the Sellers differs from the amount paid to Purchaser, the Sellers shall pay to Purchaser, or Purchaser shall pay to the Sellers, the amount necessary to reflect the independent accounting firm's determination.

          (v) With respect to all Taxes, the Sellers and Purchaser will, unless prohibited by applicable law, close the taxable period of the Darby Companies as of the close of the Closing Date. Neither the Sellers nor Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit any Darby Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a "STRADDLE PERIOD"), then Taxes, if any, attributable to a Straddle Period shall be allocated (i) to the Sellers for the period up to and including the Closing Date, and (ii) to Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Darby Companies as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

          (vi) The Purchaser shall not, and shall not cause or direct any other Person to, file an election under Section 338 of the Code (or any similar provision under any other Law) with respect to any interest purchased under this Agreement.

          (vii) The Sellers shall cause Pricewaterhouse Coopers LLP to prepare and file with the IRS on behalf of DOIL the notice described in Treasury Regulations Section 1.897-2(h)(2) within 30 days of the Closing Date.

     (c) COOPERATION WITH RESPECT TO TAX RETURNS. Purchaser and the Sellers agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to DOIL or any Subsidiary as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Purchaser shall (or shall cause DOIL or the applicable Subsidiary to) retain, and shall provide the Sellers reasonable access to (including the right to make copies of), such supporting books and records and any other materials that the Sellers may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations has expired. After such time, such material may be disposed, provided that prior to such disposition Purchaser, DOIL or the applicable Subsidiary shall give the Sellers a reasonable opportunity to take possession of such materials.

     (d) TAX AUDITS.

          (i) If a notice of deficiency, proposed adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim (a "TAX Claim") with respect to DOIL or any Subsidiary shall be received by the Sellers, Purchaser, DOIL, or their respective Affiliates (a "NOTIFIED PARTY") by any Taxing Authority with respect to Taxes for which another party would be liable pursuant to SECTION 10.5(a), the Notified Party shall notify such other party in writing of such Tax Claim; PROVIDED, HOWEVER, that the failure of a party to give the other party prompt notice as provided herein shall not relieve such failing party of its obligations under this SECTION 10.5 except to the extent that the other party is actually and materially prejudiced thereby.

          (ii) The Sellers shall have the sole right and obligation to represent the interests of DOIL or any Subsidiary in any Tax Claim relating exclusively to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense; provided, however, that if the results of such Tax Claim involve an issue that recurs in taxable periods of DOIL or such Subsidiary ending after the Closing Date or otherwise could adversely affect Purchaser, DOIL, or any of their respective Affiliates for any taxable period ending after the Closing Date, then (A) Sellers and Purchaser shall jointly control the defense and settlement of any such Tax Claim at each party's own expense, and (B) there shall be no settlement with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

          (iii) The Sellers and Purchaser jointly shall represent the interests of DOIL or any Subsidiary with respect to any Tax Claim relating to a Straddle Period. Any disputes regarding the conduct or resolution of any Tax Claim shall be resolved pursuant to SECTION 10.5(f). All costs, fees and expenses paid to third parties in the course of such proceeding shall be borne by the Sellers and Purchaser in the same ratio as the ratio in which, pursuant to the terms of this Agreement, Sellers and Purchaser would share the responsibility for payment of the Taxes subject to such Tax Claim.

          (iv) Purchaser shall have the sole right to represent the interests of DOIL or any Subsidiary with respect to all other Tax Claims; PROVIDED, HOWEVER, that if the results of any such other Tax Claim involves an issue that occurs in taxable periods (or portions thereof) of DOIL or such Subsidiary ending on or before the Closing Date or otherwise could adversely affect the Sellers, or any of their respective Affiliates for any taxable period (or portions thereof) ending on or before the Closing Date, then (A) Seller Representative and Purchaser shall jointly control the defense and settlement of any such Tax Claim solely as it relates to such issue at each party's own expense, and (B) there shall be no settlement with respect to such issue without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     (e) REFUND CLAIMS. To the extent any determination of Tax liability of DOIL or any Subsidiary, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise, results in any refund of Taxes paid attributable to (i) any period which ends on or before the Closing Date or (ii) any Straddle Period, any such refund shall belong to the Sellers, provided that in the case of any Tax refund described in clause (ii) of this
SECTION 10.5(e), the portion of such Tax refund which shall belong to the Sellers shall be that portion that is attributable to the portion of that period which ends on the Closing Date (determined on the basis of an interim closing of the books as of the Closing Date), and Purchaser shall promptly pay any such refund, and the interest actually received thereon, to the Sellers upon receipt thereof by Purchaser. Any and all other refunds shall belong to Purchaser. Any payments made under this SECTION 10.5(e) shall be net of any Taxes payable with respect to such refund or interest thereon (taking into account any actual reduction in Tax liability realized upon the payment pursuant to this SECTION 10.5(e)).

     (f) DISPUTES. Any dispute as to any matter covered hereby shall be resolved by an independent accounting firm mutually acceptable to the Sellers and Purchaser. The fees and expenses of such accounting firm shall be borne equally by the Sellers and Purchaser. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct. Notwithstanding the filing of such Tax Return, the selected accounting firm shall resolve the dispute, and such Tax Return shall be amended if permitted under applicable Law.

     (g) EXCLUSIVITY. The indemnification provided for in this SECTION 10.5 shall be the sole remedy for any claim in respect of Taxes and the provisions of SECTIONS 10.2, 10.3 and 10.4 (except SECTIONS 10.4(a), (b) and (d)) hereof shall not apply to such claims.

     (h) TIME LIMITS. Any claim for indemnity under this SECTION 10.5 must be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic of permissive).

     (i) TAX BASIS. Purchaser's adjustment to its tax basis under Section 743(b) of the Code shall be allocated as set forth in EXHIBIT D hereto (subject to adjustments, mutually agreed upon by Purchaser and Sellers, for changes from January 1, 2003 through the Closing Date, which adjustments would be made consistent with the principles underlying Exhibit D), which has been arrived at by arm's length negotiation, in compliance with Section 755 of the Code and the regulations promulgated thereunder. Each of the Sellers and Purchaser shall, unless otherwise required by Law, (i) timely file all forms and Tax Returns required to be filed in connection with such allocation, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with such allocation and (iv) take no position, and cause its Affiliates to take no position, inconsistent with such allocation on any applicable Tax Return, in any audit or proceeding before any taxing authority, in any report made for Tax, financial accounting or any other purposes, or otherwise. In the event that the Allocation set forth on EXHIBIT D hereto (as adjusted) is disputed by a Tax Authority, the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence and resolution of such dispute.

     (j) LIMITATION OF LIABILITY. Subject to SECTIONS 10.4(a), (b) and (d), the liability of any Seller with respect to any Loss for which indemnification is provided under this SECTION 10.5 shall be equal to the product of such Loss and the percentage set forth opposite such Seller's name on the applicable column of EXHIBIT C hereto.

     10.6 TAX TREATMENT OF INDEMNITY PAYMENTS. Sellers and Purchaser agree to treat any indemnity payment made pursuant to this ARTICLE X as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 PAYMENT OF SALES, USE OR SIMILAR TAXES. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne fifty percent by Purchaser and fifty percent by the Sellers.

     11.2 EXPENSES. Except as otherwise provided in this Agreement, FRI and the Purchaser shall bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. The Sellers shall bear the following expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, for which DOP is liable but which the Sellers have agreed to pay: (i) the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP (the "SKADDEN EXPENSES"); and (ii) the expenses of PriceWaterhouseCoopers LLP (the "PWC EXPENSES"), provided, however, that, Sellers shall only be obligated to bear such PWC Expenses as follows: (x) in the event that the Skadden Expenses are equal to or exceed $500,000, DOP and DOIL will bear all PWC Expenses incurred by the Sellers, and (y) in the event that the Skadden Expenses are less than $500,000, the Sellers will only bear that portion of the PWC Expenses, or all, as the case may be, such that when the PWC Expenses borne by the Sellers and the Skadden Expenses are aggregated, the combined expenses to the Sellers shall not exceed $500,000, and DOP and DOIL shall pay any remaining portion of the PWC Expenses.

     11.3 SELLER REPRESENTATIVE. The Sellers shall, at or prior to Closing, irrevocably appoint a Person or a committee of Persons acting by majority (the "SELLER REPRESENTATIVE") as each such Seller's representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of such Seller with respect to the transfer of the DOIL Shares and the DOP Interests, as applicable, in accordance with the terms and provisions of this Agreement (including ARTICLE X) and to act on behalf of such Seller in any amendment of or litigation or arbitration involving this Agreement (and FRI and Purchaser may deal exclusively with the Seller Representative in this regard) and to do or refrain from doing all such further acts and things, and to execute all such documents, as such Seller Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement, including, without limitation, the power:

     (a) to take all action necessary or desirable in connection with the waiver
of  any  condition  to  the   obligations  of  the  Sellers  to  consummate  the
transactions contemplated by this Agreement;

     (b) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to given in connection with the consummation of the transactions contemplated by this Agreement (it being understood that such Seller shall execute and deliver any such documents which the Seller Representative agrees to execute);

     (c) to terminate this Agreement if the Sellers are entitled to do so;

     (d) to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with the any claims under this Agreement, including service of process in connection with arbitration; and

     (e) to take all actions which under this Agreement may be taken by the Sellers and to do or refrain from doing any further act or deed on behalf of the Seller which the Seller Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as such Seller could do if personally present.

     If a Person or committee of Persons serving as Seller Representative ceases to serve as Seller Representative for any reason, such other Person or committee of Persons as may be designated by a majority of the Sellers shall succeed as the Seller Representative, and Purchaser shall be notified of the identity of such successor Seller Representative promptly following the designation thereof.

     11.4 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

     (a) Except for disputes to be resolved in accordance with SECTION 10.5(f) hereof, the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York (the "NEW YORK COURTS") with regard to any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (a "DISPUTE"), and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever, and each party hereby irrevocably agrees that all claims in respect of such Dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such Dispute brought in a New York Court or any defense of inconvenient forum for the maintenance of such suit. Each of the parties hereto agrees that a judgment in any such Dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. With regard to disputes to be resolved in accordance with Section 10.5(f) hereof, the parties submit to the non-exclusive jurisdiction of the New York Courts with regard to actions to compel arbitration, in aid of arbitration or for enforcement of an arbitral award.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of SECTION 11.7.

     11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state, without regard to its conflicts of laws provisions (other than New York General Obligations Law Section 5-1401).

     11.7 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

            If to any Darby Party, to:

            Darby Overseas Investors, Ltd.
            1133 Connecticut Avenue, N.W.
            4th Floor
            Washington, D.C. 20036
            Attention:  Clark H. Nielsen

            With a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            1440 New York Avenue, N.W.
            Washington, D.C.  20005
            Facsimile:  (202) 393-5760
            Attention:  Marcia R. Nirenstein, Esq. and Jim Alpi, Esq.

            If to FRI or Purchaser, to:

            Franklin Resources, Inc.
            One Franklin Parkway
            San Mateo, California  94403-1906
            Attention:  Martin Flanagan
            Facsimile:  (650) 312-3528, and

            Attention:  Leslie M. Kratter
            Facsimile:  (650) 312-2804

            With a copy to:

            Weil, Gotshal & Manges LLP
            767 Fifth Avenue
            New York, NY  10153
            Facsimile:  (212) 310-8007
            Attention:  Raymond O. Gietz, Esq. and Jeffrey E. Tabak, Esq.

     11.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     11.9 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Darby Parties or FRI or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; PROVIDED, HOWEVER, that Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, Purchaser's rights to purchase the DOIL Shares and the DOP Interests and Purchaser's rights to seek indemnification hereunder) to any Affiliate of FRI.

Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

     11.10 NON-RECOURSE. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Purchaser (other than FRI) shall have any liability for any obligations or liabilities of Purchaser under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

     11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                 ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

     IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement as of the date first written above.


                                    FRANKLIN RESOURCES, INC.


                                    By: /s/ Martin L. Flanagan
                                        --------------------------------
                                        Name:  Martin L. Flanagan
                                        Title: President


                                    DARBY HOLDINGS, INC.


                                    By: /s/ Leslie M. Kratter
                                        --------------------------------
                                        Name:  LESLIE M. KRATTER
                                        Title: SENIOR VICE PRESIDENT


                                    DARBY OVERSEAS INVESTMENTS, LTD.


                                    By: /s/ Richard H. Frank
                                        --------------------------------
                                        Name:  Richard H. Frank
                                        Title: Chief Executive Officer


                                    DARBY OVERSEAS PARTNERS, L.P.


                                    By: DARBY OVERSEAS INVESTMENTS,
                                        LTD., its Sole General Partner


                                    By: /s/ Richard H. Frank
                                        ----------------------------
                                        Name:  Richard H. Frank
                                        Title: Chief Executive Officer

                                    DOP SELLERS:


                                    BECHTEL DOP ENTERPRISES, INC.


                                    By: /s/ Timothy D. Statton
                                        ---------------------------------
                                        Name:  TIMOTHY D. STATTON
                                        Title: PRESIDENT


                                    MASSACHUSETTS MUTUAL LIFE
                                    INSURANCE COMPANY
                                    By: David L. Babson & Company, Inc.
                                        as investment advisor


                                    By: /s/ Richard B. McGauley
                                       ---------------------------------
                                        Name:  Richard B. McGauley
                                        Title: Managing Director


                                        /s/ Nicholas F. Brady
                                        --------------------------------
                                        Nicholas F. Brady


                                    LUBAR NOMINEES


                                    By: /s/ Sheldon B. Lubar
                                        ------------------------------
                                        Sheldon B. Lubar, General Partner


                                    WIEGERS & CO.


                                    By: /s/ George A. Wiegers
                                        --------------------------------
                                       George A. Wiegers, General Partner

                                        /s/ John P. Birkelund
                                        --------------------------------
                                        John P. Birkelund


                                    SHULTZ 1989 FAMILY TRUST


                                    By: /s/ George Shultz, Trustee
                                        -------------------------------
                                        George Shultz

                                        /s/ Richard H. Frank
                                        -------------------------------
                                        Richard H. Frank

                                        /s/ Nicholas B. Cutler
                                        -------------------------------
                                        Nicholas B. Cutler

                                        /s/ Clark H. Nielsen
                                        -------------------------------
                                        Clark H. Nielsen

                                        /s/ Lloyd L. Beatty, Jr.
                                        -------------------------------
                                        Lloyd L. Beatty, Jr.

                                        /s/ Meredith B. Oliver
                                        -------------------------------
                                        Meredith B. Oliver

                                        /s/ Reuben F. Richards
                                        -------------------------------
                                        Reuben F. Richards

                                        /s/ Cordell W. Hull
                                        -------------------------------
                                        Cordell W. Hull

                                        /s/ Daniel S. Gregory
                                        -------------------------------
                                        Daniel S. Gregory

                                        /s/ Robert M.. Teeter
                                        -------------------------------
                                        Robert M. Teeter

                                        /s/ Charles H. Dallara
                                        -------------------------------
                                        Charles H. Dallara

                                        /s/ Gerrit Tammes
                                        -------------------------------
                                        Gerrit Tammes

                                    DOIL SELLERS:


                                    BEn DIRECT INVESTMENTS, LLC


                                    By: /s/ Timothy D. Statton
                                        --------------------------------
                                        Name:  TIMOTHY D. STATTON
                                        Title: PRESIDENT

                                        /s/ Nicholas F. Brady
                                        -------------------------------
                                        Nicholas F. Brady


                                    LUBAR NOMINEES


                                    By: /s/ Sheldon B. Lubar
                                        ---------------------------------
                                        Sheldon B. Lubar, General Partner


                                    WIEGERS & CO.


                                    By: /s/ George A. Wiegers
                                        ---------------------------------
                                        George A. Wiegers, General Partner

                                        /s/ John P. Birkelund
                                        -------------------------------
                                        John P. Birkelund

                                                                       EXHIBIT A

                               ADVISED DARBY FUNDS


ProBa, L.P.

Mass Mutual - Darby CBO

Etra Emerging Income Fund

Moneda Latin American Debt Fund

                                                                       EXHIBIT B

                              SPONSORED DARBY FUNDS



Darby Emerging Markets Fund, L.P.

Darby-BBVA Latin American Private Equity Fund, L.P.

Darby-BBVA Latin American Private Equity Fund (Ontario), L.P.

Darby Latin American Mezzanine Fund, L.P.

Darby Emerging Markets Income Funds

Asian Infrastructure Mezzanine Capital Fund

Darby Technology Ventures Group, LLC

                                                                       EXHIBIT D


              ALLOCATION OF PURCHASE PRICE TO ASSETS (TAX BASIS)
                                (In thousands)




---------------------------------------------------------------------------

1.    DOIL PURCHASE PRICE:                                           $ 763
---------------------------------------------------------------------------

2.    ALLOCATION OF DOP PURCHASE PRICE
---------------------------------------------------------------------------

         DOP's interest in securities/investments held by Darby
         Funds                                                     $42,750
---------------------------------------------------------------------------

         Goodwill of DOP                                            28,966
---------------------------------------------------------------------------

         DOP and DOP's affiliate management contracts                3,400
                                                                   -------
---------------------------------------------------------------------------

           TOTAL DOP PURCHASE PRICE                                $75,116
                                                                   -------
---------------------------------------------------------------------------

           AGGREGATE DOP PURCHASE PRICE AND DOIL PURCHASE PRICE    $75,879
---------------------------------------------------------------------------

                                                                     EXHIBIT E-1
                                     FORM OF

                              OFFICER'S CERTIFICATE

     The undersigned, pursuant to Section ___ of the Purchase Agreement, dated as of August 1, 2003 (the "Agreement"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware, Darby Holdings, Inc., a corporation existing under the laws of Delaware ("Purchaser"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, L.P., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages thereto and the limited partners of DOP listed on the signature pages thereto, do hereby certify to __________ as follows:

     1. I,  ____________________,  am the Chief  Executive  Officer of _________
and, as such, have the power and authority to execute and deliver this Officer's Certificate.

     2. I, ____________________, am the [Chief Financial Officer / Treasurer] of __________ and, as such, have the power and authority to execute and deliver this Officer's Certificate.

     3. The representations and warranties of ___________ in Article ___ of the Agreement qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date of the Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, on and as of such earlier date).

     4. _____________ has performed and complied in all material respects with all obligations and agreements required in the Agreement to be performed or complied with by it prior to the date hereof.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of ___________, 2003.


                                    ---------------------------------
                                    Name:
                                    Title:   Chief Executive Officer


                                    ---------------------------------
                                    Name:
                                    Title:   [Chief Financial Officer /
                                             Treasurer]

                                                                     EXHIBIT E-2
                                     FORM OF
                              SELLER'S CERTIFICATE
                           (INDIVIDUAL DARBY SELLERS)

     The undersigned, pursuant to Section 9.1(e) of the Purchase Agreement, dated as of August 1, 2003 (the "Agreement"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware, Darby Holdings, Inc., a corporation existing under the laws of Delaware ("Purchaser"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, L.P., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages thereto and the limited partners of DOP listed on the signature pages thereto, does hereby certify to Purchaser as follows:

     1. The representations and warranties made by the undersigned in Article VI of the Agreement qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date of the Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, on and as of such earlier date).

     2. The undersigned has performed and complied in all material respects with all obligations and agreements required in the Agreement to be performed or complied with by the undersigned prior to the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of ___________, 2003.


                                    ---------------------------------
                                    Name:

                                                                     EXHIBIT E-3
                                     FORM OF
                              SELLER'S CERTIFICATE
                          (INSTITUTIONAL DARBY SELLERS)

     The undersigned, pursuant to Section 9.1(e) of the Purchase Agreement, dated as of August 1, 2003 (the "Agreement"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware, Darby Holdings, Inc., a corporation existing under the laws of Delaware ("Purchaser"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, L.P., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages thereto and the limited partners of DOP listed on the signature pages thereto, do hereby certify to Purchaser as follows:

     1. I,  ____________________,  am the Chief  Executive  Officer of _________
and, as such, have the power and authority to execute and deliver this Officer's Certificate.

     2. I, ____________________, am the [Chief Financial Officer / Treasurer] of __________ and, as such, have the power and authority to execute and deliver this Officer's Certificate.

     3. The representations and warranties of ___________ in Article VI of the Agreement qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, as of the date of the Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, on and as of such earlier date).

     4. ___________ has performed and complied in all material respects with all obligations and agreements required in the Agreement to be performed or complied with by the undersigned prior to the date hereof.

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of ___________, 2003.


                                    --------------------------------
                                    Name:
                                    Title:   Chief Executive Officer


                                    ---------------------------------
                                    Name:
                                    Title:   [Chief Financial Officer /
                                             Treasurer]

                                                                       EXHIBIT F
                                                           TERMS OF OFFER LETTER

     1. Current position and current annual salary.

     2. Annual salary will be subject to adjustment each September 30 at the discretion of DOIL's board of directors.

     3. Bonus at the discretion of DOIL's board of directors. Bonuses for the period ending September 30, 2003 will be payable in cash. Thereafter, the parties will work towards a goal of transitioning to the FRI bonus plan over a period of time.

     4. Initially, coverage to continue under the Darby employee benefit plans or substantially similar plans. Over time, coverage transitioned to FRI's employee benefit plans. If coverage is so transitioned, and is worse in the aggregate than what employee originally had, then FRI will make a one-time adjustment to base salary in an amount that FRI reasonably believes is appropriate and equitable. Employee will generally be credited with service with DOIL prior to the Closing Date for purposes of benefits, subject to the exceptions identified in Section 8.9 of the Purchase Agreement.

     5. Where applicable, letter will state that employee will receive a special award of FRI restricted stock (valued as of the business day prior to the Closing Date). The grant will be made pursuant to Franklin's standard agreements, which will be attached to the letter, and the stock will vest in approximately equal installments, 1/4 on September 30, 2004, 1/4 on September 30, 2005, 1/4 on September 29, 2006 and 1/4 on September 28, 2007.

     6. For individuals still entitled to a guaranteed bonus - Three-quarters of such guaranteed bonus will be payable on September 30, 2003 and the remaining one-quarter of such bonus on September 30, 2004 (along with any other bonus to which employee may be entitled for the period from January 1, 2004 to September 30, 2004). For individuals hired after January 1, 2003, the amount of such guaranteed bonus will be prorated based on the amount of time they have been employed.

     7. Employee waives any and all rights that he or she may have under any other agreement, arrangement or understanding in effect as of the Closing Date relating to employment with DOIL and its affiliates.

     8. Letter is not, and will not be construed to create, a contract of employment, express or implied. Employee to be considered an at-will employee.

                                                                       EXHIBIT H

                                     FORM OF
                           ASSIGNMENT AND TRANSFER OF
                          DOP LIMITED PARTNER INTEREST


     This Assignment and Transfer (this "ASSIGNMENT") is made as of the _______ day of _______, 2003, by and between __________ ("ASSIGNOR") and Darby Holdings, Inc. ("ASSIGNEE").

     WHEREAS, Assignor had previously executed an Agreement of Limited Partnership of Darby Overseas Partners, L.P., dated as of February 9, 1994 (the "Partnership Agreement"), pursuant to which it was admitted to Darby Overseas Partners, L.P., a Delaware limited partnership ("DOP"), as a Limited Partner; and

     WHEREAS, Assignor and Assignee are parties to a Purchase Agreement, dated as of August 1, 2003, by and among Assignor, Assignee, DOP and certain other persons signatory thereto, pursuant to which Assignor agreed to sell and assign a ____ percent limited partner interest (the "Partnership Interest") in DOP, constituting its entire limited partner interest in DOP, to Assignee and Assignee agreed to assume all liabilities of Assignor with respect to the Partnership Interest.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby sells,  transfers and assigns the Partnership  Interest,
together  with  all  and  singular  the  rights  and   privileges  in  any  wise
appertaining thereto, to Assignee.

     2. Assignee hereby accepts the Partnership Interest, adopts the Partnership Agreement and assumes all of the liabilities of Assignor in respect of the Partnership Interest. From and after the date hereof, Assignor shall be removed from DOP as a Limited Partner and Assignee shall be admitted in its stead as a Substitute Limited Partner and shall have all rights and obligations of a Limited Partner as set forth in the Partnership Agreement.

     3. Assignor and Assignee each agree to execute, acknowledge and deliver to the other all such additional instruments, notices, and other documents and to do all such further acts and things as may be necessary or useful to more fully and effectively effect the intent of this Assignment.

     4. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

     5. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     6. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     7. Unless otherwise defined herein, the terms used in the Assignment shall have the meaning set forth in the Partnership Agreement.

     IN WITNESS WHEREOF, this Assignment has been executed on the date written above.


                                    ASSIGNOR:
                                    ---------



                                    By: ______________________________
                                    Name:____________________________
                                    Title:_____________________________



                                    ASSIGNEE:
                                    ---------

                                    DARBY HOLDINGS, INC.

                                    By: ______________________________
                                    Name:____________________________
                                    Title:_____________________________

                                                                       EXHIBIT I





                                       [Darby Overseas Investments Logo Omitted]




July 21, 2003

Limited Partners
Darby-BBVA Latin American Private Equity Fund, L.P.
Darby-BBVA Latin American Private Equity Fund (Ontario), L.P.

RE:   LIMITED PARTNERSHIP AGREEMENT SECTION 2.01(c)

Dear Fund Limited Partner:

     We are writing to you in reference to the Second Amended and Restated Limited Partnership Agreement of the Darby-BBVA Latin American Private Equity Fund, L.P. and the Limited Partnership Agreement of the Darby-BBVA Latin American Private Equity Fund (Ontario), L.P. (together, the "Partnership Agreements"). The Darby-BBVA Latin American Private Equity Fund, L.P. and the Darby-BBVA Latin American Private Equity Fund (Ontario), L.P. are referred to collectively as the "Partnership".

     As we have previously informed you, Darby proposes to enter into an agreement with Franklin Resources, Inc. pursuant to which Franklin will acquire all of the outstanding equity interests of Darby that is does not already own. Consequently, Darby will become a wholly owned subsidiary of Franklin.

     Franklin is a global investment management organization known as Franklin Templeton Investments. Headquartered in San Mateo, California, Franklin offers investment products under the Franklin, Templeton, Mutual Series, Bissett and Fiduciary brand names. Franklin is one of the largest investment management firms in the world, with over $287 billion in assets under management as of June 30, 2003.

     Darby has enjoyed a long relationship with Franklin over the past ten years, during which time Franklin has been a significant equity investor in Darby as well as a substantial supporter of Darby's funds - including the Partnership. We are very pleased about the proposed transaction. By becoming part of Franklin Templeton Investments, we believe that the Partnership and Darby's business overall will benefit from the Franklin Templeton organization's outstanding reputation and expertise in global investing.

     Franklin and its affiliated companies offer an array of investment products to their clients, and we look forward to offering Darby products - including the Partnership - through this distribution network. Consistent with the recent limited partner approval to extend the Partnership's fundraising period, we believe that this expanded distribution network will improve the prospects of creating a larger and therefore more diversified fund. With this in mind, we are writing to request that the


Darby Overseas Investments, Ltd.
Suite 400
1135 Connecticut Avenue, NW
Washington, DC  20036
T 202 872 0500   F 202 872 1816

Partnership investors waive the provision of Section 2.01(c) of the Partnership Agreements (together with the related provisions of the investment advisory agreements relating to the Partnership.)

     Section 2.01(c) of each of the Partnership Agreements contains the following restriction (with emphasis supplied):

     Unless approved by three fourths in interest of Limited Partners, until the earlier of (i) such time as the Partnership is Substantially Invested or
     (ii) the Investment Expiration Date, the General Partner, the Advisor and the Sponsor Advisor shall not, and each shall cause its officers, employees AND AFFILIATES not to, establish (OR SOLICIT FUNDS FROM INVESTORS WITH RESPECT TO) any entity similar to the Partnership ... that meets all of the following criteria: (i) it is organized for the primary purpose of investing in and holding a portfolio of Securities of more than one issuer selected by its portfolio manager, and (ii) the primary purpose of such entity is to make equity investments in Latin America of the nature and type that would qualify as Permanent Investments under this Agreement.

     As advisers to many high-net-worth individual investors and institutional clients, affiliates of Franklin - which will become "Affiliates" of Darby and, accordingly, off the General Partner and Advisor within the meaning of Section 2.01(c) of the Partnership agreements upon the closing of the proposed transaction - have a fiduciary obligation to offer each client those investment products that are most suitable for that client regardless of any interest that Franklin may have in any particular investment product. In other words, in order to offer any particular product to clients, Franklin and its investment advisory affiliates must be free to offer competing products as well.

     Accordingly, Franklin has requested that we seek - and we have agreed to seek - a waiver of the provisions of Section 2.01(c) of the Partnership Agreements in order to allow Franklin and its affiliates to solicit funds from investors with respect to investment funds that may compete with the Partnership. Franklin and Darby agree that this waiver is prudent and provides transparency for Partnership investors.

     If this waiver is acceptable to you, we ask that you please so indicate by signing and returning to us one copy of attached Waiver. In view of our scheduled closing of the Franklin - Darby transaction on July 30, 2003, we respectfully request that you respond by no later than July 29, 2003.

     If you have any questions, please call me at (202) 872-0500.

                                    Sincerely,


                                    Richard H. Frank
                                    Chief Executive Officer

Attachments:   1

               DARBY-BBVA LATIN AMERICAN PRIVATE EQUITY FUND, L.P. DARBY-BBVA LATIN AMERICAN PRIVATE EQUITY FUND (ONTARIO), L.P.

                                     WAIVER

     Capitalized terms used herein shall have the same respective meanings provided in the Darby-BBVA Latin American Private Equity Fund, L.P. Second Amended and Restated Limited Partnership Agreement dated as of January 17, 2003 and the Darby-BBVA Latin American Private Equity Fund (Ontario), L.P. Limited Partnership Agreement dated as of March 20, 2003 (together, the "Partnership Agreements").

     The undersigned Limited Partner hereby irrevocably and unconditionally waives the provisions of Section 2.01(c) of the Partnership Agreements (together with the provisions of Section 6(a) of the First Amended and Restated Investment Advisory Agreement dated as of January 17, 2003 by and between Darby-BBVA Latin American Private Equity Fund, L.P., the Darby-BBVA Latin American Investors, Ltd. and Darby Overseas Partners, L.P. and the provisions of Section 6(a) of the Investment Advisory Agreement dated as of March 20, 2003 by and between Darby-BBVA Latin American Private Equity Fund (Ontario), L.P., Darby-BBVA Latin American Investors, Ltd. and Darby Overseas Partners, L.P. (together, the "Investment Advisory Agreements") to the extent necessary to permit, and for the sole purpose of allowing, Franklin Resources, Inc. and its Affiliates (other than Darby, the General Partner and their respective subsidiaries, which shall remain subject to Section 2.01(c) of the Partnership Agreements and Section 6(a) of the Investment Advisory Agreements) to solicit funds from investors with respect to any entity similar to the Partnership and that meets all of the following criteria: (i) it is organized for the primary purpose of investing in and holding a portfolio of Securities of more than one issuer selected by its portfolio manager, and (ii) the primary purpose of such entity is to make equity investments in Latin America of the nature and type that would qualify as Permanent Investments under this Agreement.

     This Waiver shall be effective to waive the provisions of Section 2.01(c) of the Partnership Agreements (and Section 6(a) of the Investment Advisory Agreements) only to the extent specifically set forth herein, and shall be construed neither to alter, amend or affect the rights and obligations of the Darby-BBVA Latin American Private Equity Fund, L.P., the Darby-BBVA Latin American Private Equity Fund (Ontario), L.P. or the Partners thereof under any other provision of the Partnership Agreements (or the Investment Advisory Agreements), nor as a waiver of any other provision of the Partnership Agreements (or the Investment Advisory Agreements) or of any breach of default thereunder.

     IN WITNESS WHEREOF, the undersigned has executed this Waiver as of the date set forth below.

Name of Limited Partner

------------------------------------


By:
      ------------------------------
      Name:
      Title:
      Date:

PLEASE RETURN A COPY OF THIS WAIVER NO LATER THAN JULY 29, 2003 BY FAX TO THE ATTENTION OF CLARK NIELSEN AT DARBY OVERSEAS INVESTMENTS, LTD. (202-872-1816), AND RETURN THE ORIGINAL BY MAIL TO DARBY OVERSEAS INVESTMENTS, LTD., 1133 CONNECTICUT AVENUE, N.W., SUITE 400, WASHINGTON, D.C. 20036, ATTN: CLARK NIELSEN.

                                   EXHIBIT J-1
                               [NIELSEN & BEATTY]


                                                         _________________, 2003

Darby Overseas Investments, Ltd.
1133 Connecticut Avenue, NW
Suite 400
Washington, DC  20036


Gentlemen:

     Reference is made to the Purchase Agreement, dated as of August 1, 2003 (the "PURCHASE AGREEMENT"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware ("FRI"), Darby Holdings, Inc., a corporation existing under the laws of Delaware ("PURCHASER"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, L.P., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages thereto (collectively, the "DOIL SELLERS") and the limited partners of DOP listed on the signature pages thereto (collectively, the "DOP SELLERS", and together with the DOIL Sellers, the "SELLERS", and the Sellers, DOP and DOIL being hereinafter referred to as the "DARBY PARTIES"). Capitalized terms used herein are used as defined in the Purchase Agreement.

     Pursuant to the Purchase Agreement, the undersigned is selling his limited partner interests in DOP to the Purchaser in exchange for the purchase price to be paid to the undersigned as set forth in the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, and as further consideration for the purchase price to be paid to the undersigned, the undersigned has agreed to abide by the covenants set forth herein, as follows:

     1. NON-COMPETITION. During the term of my employment with DOIL or any Affiliate of DOIL and for a period of [_____] after the termination of such employment for any reason, I shall not, directly or indirectly, manage, operate or control, or participate in the management, operation or control of, or become employed by or render advisory or other services to (other than in a capacity as a lawyer, accountant or consultant working for a law, accounting or nationally recognized consulting firm that has been retained by a Fund), any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in sponsoring, managing or serving as the investment advisor to private Funds that are excluded from the definition of "investment company" under the Investment Company Act and whose primary investment objective is to make private equity investments in or mezzanine loans to companies located in countries that are generally recognized by the financial community to be emerging markets (a "Competitive Fund").

     Notwithstanding the foregoing, if my employment with both DOIL and all entities Affiliated with DOIL is terminated by DOIL and the entities Affiliated with DOIL for any reason other than for Cause, the restrictions set forth in this Paragraph 1 shall cease and have no further force and effect, effective with such termination. For purposes hereof, my employment shall be deemed to be terminated for "cause" if my employment is terminated at any time under the following circumstances: (a) I fail to perform any of my material obligations in relation to my employment with DOIL or any Affiliate of DOIL (including, but not limited to, compliance with the terms of this Agreement) and fail to cure such failure within thirty (30) days after receiving written notice from DOIL or any Affiliate of DOIL; (b) DOIL or any Affiliate of DOIL reasonably believes that I have committed an act of fraud, theft or dishonesty against DOIL or any Affiliate of DOIL, including, without limitation, misappropriation of assets of DOIL and its Affiliates; or (c) I am convicted (or plead NOLO CONTENDERE to) any felony or any misdemeanor involving moral turpitude or a violation of any Securities Law or which might, in the reasonable opinion of DOIL or any Affiliate of DOIL, cause financial, reputational or regulatory harm to DOIL or any Affiliate of DOIL.

     2. NON-SOLICITATION. During the term of my employment with DOIL and for a period of [_____] thereafter, I shall not: (a) cause, solicit, induce or encourage any employees of the Darby Companies to leave such employment or hire, employ or otherwise engage any such individual, (b) cause, induce or encourage any material existing or prospective investor, client, customer, supplier or licensor of or any other Person who has a material business relationship with any Darby Company at the time my employment with DOIL ceases, to terminate or modify any such existing or prospective relationship, or (c) with respect to any existing or prospective investor of a Darby Fund at the time my employment with DOIL ceases, encourage such investor to make an investment in any Competitive Fund other than a Darby Fund.

     3. REMEDIES. If I commit a breach, or threaten to commit a breach of any of the provisions of this Agreement, the Darby Companies and Purchaser shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction without the necessity of proving actual damages or posting any bond whatsoever, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Darby Companies and Purchaser, that money damages will not provide an adequate remedy to such persons and that Purchaser or a Darby Company shall be entitled to appeal to any court of competent jurisdiction for an injunction restraining me from committing or continuing a violation of paragraphs 1 or 2 hereof. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

     4. ACKNOWLEDGEMENT. I represent and acknowledge that, in light of the payments to be made by the Purchaser to me under the Purchase Agreement and for other good and valid reasons, the restrictions stated in Paragraphs 1 and 2 on the activities in which I may engage are reasonable, and the period of time designated above is reasonable.

     5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to its conflicts of law provisions (other than New York General Obligations Law Section 5-1401). All actions and proceedings arising out of relating to this Agreement shall be heard and determined in any New York state or federal court.

     6. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

     7. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     8.  COUNTERPARTS.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     9. SEVERABILITY. If any provision of this Agreement shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby. Also if any provision of this Agreement is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative only to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     If the foregoing correctly sets forth our understanding of the subject matter hereof, please so indicate in the space provided below whereupon this Agreement shall be a binding agreement among us.

                                    Very truly yours,

                                    ------------------------------
                                    [Individual]

Accepted and agreed to:

DARBY OVERSEAS INVESTMENTS, LTD.


By:___________________________________

                                   EXHIBIT J-2
                             [BRADY, LUBAR, WIEGERS]


                                                             _____________, 2003

Darby Overseas Investments, Ltd.
1133 Connecticut Avenue, NW
Suite 400
Washington, DC  20036


Gentlemen:

     Reference is made to the Purchase Agreement, dated as of August 1, 2003 (the "PURCHASE AGREEMENT"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware ("FRI"), Darby Holdings, Inc., a corporation existing under the laws of Delaware ("PURCHASER"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, L.P., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages thereto (collectively, the "DOIL SELLERS") and the limited partners of DOP listed on the signature pages thereto (collectively, the "DOP SELLERS", and together with the DOIL Sellers, the "SELLERS", and the Sellers, DOP and DOIL being hereinafter referred to as the "DARBY PARTIES"). Capitalized terms used herein are used as defined in the Purchase Agreement.

     Pursuant to the Purchase Agreement, the undersigned is selling his stock in DOIL and limited partner interests in DOP to the Purchaser in exchange for the purchase price to be paid to the undersigned as set forth in the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, and as further consideration for the purchase price to be paid to the undersigned, the undersigned has agreed to abide by the covenants set forth herein, as follows:

     1. NON-COMPETITION. For a period from the Closing Date until the [__] anniversary of the Closing Date, I shall not, directly or indirectly, manage, operate or control, or participate in the management, operation or control of, or become employed by or render advisory or other services to (other than in a capacity as a lawyer, accountant or consultant working for a law, accounting or nationally recognized consulting firm that has been retained by a Fund), any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in sponsoring, managing or serving as the investment advisor to private Funds that are excluded from the definition of "investment company" under the Investment Company Act and whose primary investment objective is to make private equity investments in or mezzanine loans to companies located in countries that are generally recognized by the financial community to be emerging markets (a "Competitive Fund"). /1/

     2. NON-SOLICITATION. For a period from the Closing Date until the [__] anniversary of the Closing Date, I shall not: (a) cause, solicit, induce or encourage any employees of the Darby Companies who are or become employees of Purchaser or its Affiliates to leave such employment or hire, employ or otherwise engage any such individual, or (b) cause, solicit, induce or encourage any material existing or prospective investor, client, customer, supplier, licensor of or any other Person who has a material business relationship with any Darby Company known to me to terminate or modify any such existing or prospective relationship, or (c) with respect to any existing or prospective investor of a Darby Fund known to me, encourage such investor to make an investment in any Competitive Fund other than a Darby Fund.

     3. REMEDIES. If I commit a breach, or threaten to commit a breach of any of the provisions of this Agreement, the Darby Companies and Purchaser shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction without the necessity of proving actual damages or posting any bond whatsoever, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Darby Companies and Purchaser, that money damages will not provide an adequate remedy to such persons and that Purchaser or a Darby Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining me from committing or continuing a violation of paragraphs 1 or 2 hereof. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

     4. ACKNOWLEDGEMENT. I represent and acknowledge that, in light of the payments to be made by the Purchaser to me under the Purchase Agreement and for other good and valid reasons, the restrictions stated in paragraphs 1 and 2 on the activities in which I may engage are reasonable, and the period of time designated above is reasonable.

     5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to its conflicts of law provisions (other than New York General Obligations Law Section 5-1401). All actions and proceedings arising out of relating to this Agreement shall be heard and determined in any New York state or federal court.

     6. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.



--------
1 May include a mutually acceptable proviso that states "except as set forth in Attachment A hereto."

     7. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     8.  COUNTERPARTS.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     9. SEVERABILITY. If any provision of this Agreement shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby. Also if, any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative only to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     If the foregoing correctly sets forth our understanding of the subject matter hereof, please so indicate in the space provided below whereupon this Agreement shall be a binding agreement among us.

                                    Very truly yours,

                                    ------------------------------
                                    [Individual]

Accepted and agreed to:

DARBY OVERSEAS INVESTMENTS, LTD.


By:___________________________________

                                   EXHIBIT J-3
                               [GRAFFAM & LASTRES]


                                                            ______________, 2003

Darby Overseas Investments, Ltd.
1133 Connecticut Avenue, NW
Suite 400
Washington, DC  20036


Gentlemen:

     Reference is made to the Purchase Agreement, dated as of August 1, 2003 (the "PURCHASE AGREEMENT"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware ("FRI"), Darby Holdings, Inc., a corporation existing under the laws of Delaware ("PURCHASER"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, L.P., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages thereto (collectively, the "DOIL SELLERS") and the limited partners of DOP listed on the signature pages thereto (collectively, the "DOP SELLERS", and together with the DOIL Sellers, the "SELLERS", and the Sellers, DOP and DOIL being hereinafter referred to as the "DARBY PARTIES"). Capitalized terms used herein are used as defined in the Purchase Agreement.

     In connection with the transactions contemplated by the Purchase Agreement, and in consideration of the grant of FRI restricted stock to the undersigned contemplated by Paragraph 1 hereof, the undersigned agrees to abide by the covenants set forth herein, as follows:

     1. GRANT OF RESTRICTED STOCK. On the Closing Date, I will be granted $______ in FRI restricted stock (valued as of the business day prior to the Closing Date). The grant will be made pursuant to the agreement attached to this letter and the stock will vest in approximately equal installments, 1/4 on September 30, 2004, 1/4 September 30, 2005, 1/4 September 29, 2006 and 1/4 on September 28, 2007.

     2. NON-COMPETITION. During the term of my employment with DOIL or any Affiliate of DOIL and for a period of [_____] after the termination of such employment for any reason, I shall not, directly or indirectly, manage, operate or control, or participate in the management, operation or control of, or become employed by or render advisory or other services to (other than in a capacity as a lawyer, accountant or consultant working for a law, accounting or nationally recognized consulting firm that has been retained by a Fund), any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in sponsoring, managing or serving as the investment advisor to private Funds that are excluded from the definition of "investment company" under the Investment Company Act and whose primary investment objective is to make private equity investments in or mezzanine loans to companies located in countries that are generally recognized by the financial community to be emerging markets (a "Competitive Fund").

     Notwithstanding the foregoing, if my employment with both DOIL and all entities Affiliated with DOIL is terminated by DOIL and the entities Affiliated with DOIL for any reason other than for Cause, the restrictions set forth in this Paragraph 2 shall cease and have no further force and effect, effective with such termination. For purposes hereof, my employment shall be deemed to be terminated for "cause" if my employment is terminated at any time under the following circumstances: (a) I fail to perform any of my material obligations in relation to my employment with DOIL or any Affiliate of DOIL (including, but not limited to, compliance with the terms of this Agreement) and fail to cure such failure within thirty (30) days after receiving written notice from DOIL or any Affiliate of DOIL; (b) DOIL or any Affiliate of DOIL reasonably believes that I have committed an act of fraud, theft or dishonesty against DOIL or any Affiliate of DOIL, including, without limitation, misappropriation of assets of DOIL and its Affiliates; or (c) I am convicted (or plead NOLO CONTENDERE to) any felony or any misdemeanor involving moral turpitude or a violation of any Securities Law or which might, in the reasonable opinion of DOIL or any Affiliate of DOIL, cause financial, reputational or regulatory harm to DOIL or any Affiliate of DOIL.

     3. NON-SOLICITATION. During the term of my employment with DOIL and for a period of [_____] thereafter, I shall not: (a) cause, solicit, induce or encourage any employees of the Darby Companies to leave such employment or hire, employ or otherwise engage any such individual, (b) cause, induce or encourage any material existing or prospective investor, client, customer, supplier or licensor of or any other Person who has a material business relationship with any Darby Company at the time my employment with DOIL ceases to terminate or modify any such existing or prospective relationship, or (c) with respect to any existing or prospective investor of a Darby Fund at the time my employment with DOIL ceases, encourage such investor to make an investment in any Competitive Fund other than a Darby Fund.

     4. REMEDIES. If I commit a breach, or threaten to commit a breach of any of the provisions of this Agreement, the Darby Companies and Purchaser shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction without the necessity of proving actual damages or posting any bond whatsoever, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Darby Companies and Purchaser, that money damages will not provide an adequate remedy to such persons and that Purchaser or a Darby Company shall be entitled to appeal to any court of competent jurisdiction for an injunction restraining me from committing or continuing a violation of Paragraphs 2 or 3 hereof. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

     5. ACKNOWLEDGEMENT. I represent and acknowledge that, in light of the grant of restricted stock to be made to me pursuant to Paragraph 1 hereof and for other good and valid reasons, the restrictions stated in Paragraphs 2 and 3 hereof on the activities in which I may engage are reasonable, and the period of time designated above is reasonable.

     6. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to its conflicts of law provisions (other than New York General Obligations Law Section 5-1401). All actions and proceedings arising out of relating to this Agreement shall be heard and determined in any New York state or federal court.

     7. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

     8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     9.  COUNTERPARTS.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     10. SEVERABILITY. If any provision of this Agreement shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby. Also if any provision of this Agreement is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative only to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     If the foregoing correctly sets forth our understanding of the subject matter hereof, please so indicate in the space provided below whereupon this Agreement shall be a binding agreement between us.

                                    Very truly yours,

                                    ------------------------------
                                    [Individual]

Accepted and agreed to:

DARBY OVERSEAS INVESTMENTS, LTD.


By:___________________________________

                                   EXHIBIT J-4
                                     [FRANK]

                                                       ___________________, 2003

Darby Overseas Investments, Ltd.
1133 Connecticut Avenue, NW
Suite 400
 Washington, DC 20036


Gentlemen:

     Reference is made to the Purchase Agreement, dated as of August 1,2003 (the "Purchase Agreement"), by and among Franklin Resources, Inc., a corporation existing under the laws of Delaware ("FRI"), Darby Holdings, Inc., a corporation existing under the laws of Delaware ("Purchaser"), Darby Overseas Investments, Ltd., a corporation existing under the laws of Delaware ("DOIL"), Darby Overseas Partners, LP., a limited partnership existing under the laws of Delaware ("DOP"), the stockholders of DOIL listed on the signature pages thereto (collectively, the "DOIL Sellers") and the limited partners of DOP listed on the signature pages thereto (collectively, the "DOP Sellers", and together with the DOIL Sellers, the "Sellers", and the Sellers, DOP and DOIL being hereinafter referred to as the "Darby Parties"). Capitalized terms used herein are used as defined in the Purchase Agreement.

     Pursuant to the Purchase Agreement, the undersigned is selling his limited partner interests in DOP to the Purchaser in exchange for the purchase price to be paid to the undersigned as set forth in the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, and as further consideration for the purchase price to be paid to the undersigned, the undersigned has agreed to abide by the covenants set forth herein, as follows:

     1. NON-COMPETITION. During the term of my employment with DOIL or any Affiliate of DOIL and for a period of two (2) years after the termination of such employment for any reason, I shall not, directly or indirectly, manage, operate or control, or participate in the management, operation or control of, or become employed by or render advisory or other services to (other than in a capacity as a lawyer, accountant or consultant working for a law, accounting or nationally recognized consulting firm that has been retained by a Fund), any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in sponsoring, managing or serving as the investment advisor to private Funds that are excluded from the definition of "investment company" under the Investment Company Act and whose primary investment objective is to make private equity investments in or mezzanine loans to companies located in countries that are generally recognized by the financial community to be emerging markets (a "Competitive Fund").

     2. NON-SOLICITATION. During the term of my employment with DOIL or any Affiliate of DOIL and for a period of three (3) years after the termination of such employment for any reason, I shall not: (a) cause, solicit, induce or encourage any employees of the Darby Companies to leave such employment or hire, employ or otherwise engage any such individual, (b) cause, induce or encourage any material existing or prospective investor, client, customer, supplier or licensor of or any other Person who has a material business relationship with any Darby Company at the time my employment with DOIL ceases, to terminate or modify any such existing or prospective relationship, or (c) with respect to any existing or prospective investor of a Darby Fund at the time my employment with DOIL ceases, encourage such investor to make an investment in any Competitive Fund other than a Darby Fund.

     3. Notwithstanding the provisions of Paragraphs 1 and 2 above, if my employment with both DOIL and all entities Affiliated with DOIL is terminated by DOIL and the entities Affiliated with DOIL for any reason other than for Cause, the restrictions set forth in Paragraphs 1 and 2 shall cease and have no further force and effect, effective with such termination. For purposes hereof, my employment shall be deemed to be terminated for "cause" if my employment is terminated at any time under the following circumstances: (a) I fail to perform any of my material obligations in relation to my employment with DOIL or any Affiliate of DOIL (including, but not limited to, compliance with the terms of this Agreement) and fail to cure such failure within thirty (30) days after receiving written notice from DOIL or any Affiliate of DOIL; (b) DOIL or any Affiliate of DOIL reasonably believes that I have committed an act of fraud, theft or dishonesty against DOIL or any Affiliate of DOIL, including, without limitation, misappropriation of assets of DOIL and its Affiliates; or ( c) I am convicted (or plead NOLO CONTENDERE to) any felony or any misdemeanor involving moral turpitude or a violation of any Securities Law or which might, in the reasonable opinion of DOIL or any Affiliate of DOIL, cause financial, reputational or regulatory harm to DOIL or any Affiliate of DOIL.

     4. REMEDIES. In commit a breach, or threaten to commit a breach of any of the provisions of this Agreement, the Darby Companies and Purchaser shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction without the necessity of proving actual damages or posting any bond whatsoever, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Darby Companies and Purchaser, that money damages will not provide an adequate remedy to such persons and that Purchaser or a Darby Company shall be entitled to appeal to any court of competent jurisdiction for an injunction restraining me from committing or continuing a violation of Paragraphs 1 or 2 hereof. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

     5. ACKNOWLEDGEMENT. I represent and acknowledge that, in light of the payments to be made by the Purchaser to me under the Purchase Agreement and for other good and valid reasons, the restrictions stated in Paragraphs 1 and 2 on the activities in which I may engage are reasonable, and the period of time designated above is reasonable.

     6. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to its conflicts of law provisions (other than New York General Obligations Law Section 5-1401). All actions and proceedings arising out of relating to this Agreement shall be heard and determined in any New York state or federal court.

     7. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

     8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     9.  COUNTERPARTS.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     10. SEVERABILITY. If any provision of this Agreement shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby. Also if any provision of this Agreement is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative only to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     If the foregoing correctly sets forth our understanding of the subject matter hereof, please so indicate in the space provided below whereupon this Agreement shall be a binding agreement among us.

                                    Very truly yours,


                                    [Individual]
Accepted and agreed to:

DARBY OVERSEAS INVETMENTS, LTD.


By:
   ---------------------------------

                                                                     EXHIBIT K-1

                      DARBY TECHNOLOGY VENTURES GROUP, LLC

     The following are the principal terms and provisions which would be included in an agreement (the "AGREEMENT") pursuant to which certain employees of Darby Overseas Investments, Ltd. ("DOIL") and its affiliates will be issued a Class B Common Interest (a "CLASS B INTEREST") in, and become admitted as a member of, Darby Technology Ventures Group, LLC, a Delaware limited liability company (the "COMPANY"). The Agreement would be in such form as is determined by Darby Overseas Partners, L.P., a Delaware limited partnership ("DOP") and the Board of Directors of the Company. The Agreement would contain the principal terms set forth herein and such other terms and provisions as generally shall be applicable to recipients of a Class B Interest who are employees of DOIL and its affiliates (the "Recipients").

     1. CLASS B INTEREST. Upon a resolution adopted by the Board of Directors of the Company authorizing the issuance of a Class B Interest to a Recipient pursuant to Section 3.5(a) of the Second Amended Operating Agreement of the Company dated October 1, 2002 (the "OPERATING AGREEMENT"), and such Recipient's execution of the Agreement and the Operating Agreement, such Recipient shall be issued a Class B Interest to which is assigned a Percentage Interest as set forth in the Agreement (which shall be reflected on Schedule A of the Operating Agreement) and become a member of the Company, subject to the terms and conditions of the Agreement and the Operating Agreement, including (without limitation) a vesting schedule.

     2. VESTING. Class B Interests shall vest 20% per year (on each anniversary of the initial grant date) over a five year period with the initial grant date as set forth in the letter referred to in Section 5.23(p) of the Purchase Agreement, dated as of August 1, 2003, by and among Franklin Resources, Inc., Darby Holdings, Inc. and the Darby parties named therein. If a Recipient's employment with DOIL and its affiliates is terminated for any reason by the Recipient or by DOIL or any of its affiliates ( any such termination of employment being referred to herein as a "TERMINATION"), the portion of such Recipient's Class B Interest that has not vested as of the date of Termination shall be forfeited and revert to the Company, such Recipient shall have no right or interest therein, and Schedule A of the Operating Agreement shall be amended accordingly; PROVIDED, HOWEVER, that if the Termination is as a result of death or permanent disability, 100% of such Recipient's Class B Interest shall become vested upon Termination. There shall be no partial vesting for periods of time between annual vesting dates.

     3. PAYMENTS IN RESPECT OF CARRIED INTEREST. The Agreement shall provide that payments in respect of Class B Interests shall be made as follows:

          a. UNVESTED PORTION. The entire amount of distributions that otherwise would be paid to a Recipient in respect of the unvested portion of such Recipient's Class B Interest shall be retained by the Company and credited to an account (a "VESTING ACCOUNT") created for such purpose. An amount credited to the Vesting Account shall be released from such account upon the vesting of the portion of the Class B Interest in respect of which such amount was credited. Any amount released from a Vesting

     Account first shall be applied to repay any outstanding tax advance previously made in respect of such amount and the balance shall be paid to the Recipient.

          b. VESTED PORTION. Any distribution made by the Company in respect of the vested portion of a Recipient's Class B Interest shall be paid to such Recipient.

     Upon Termination, after application of the foregoing vesting and payment provisions, Recipients shall forfeit any and all rights to receive the amount then remaining in their respective Vesting Accounts and shall have no further interest in such accounts.

     5. TAX ADVANCES. To the extent that amounts are credited to a Recipient 's Vesting Account, non-interest bearing tax advances shall be made to such Recipient; PROVIDED, HOWEVER, that the outstanding amount of such tax advances at no time shall exceed the amount in the Vesting Account. The amount of tax advances shall be an estimate of the amount of income taxes payable by each Recipient attributable to the taxable income allocated to such Recipient in respect of the unvested portion of his or her Class B Interest. Such estimate shall be made by the Company in its reasonable discretion in such manner as is to be determined in the Agreement. Any tax advances outstanding upon Termination shall be payable on demand. After Termination, the Company may apply any amounts otherwise distributable to a Recipient to repay any outstanding tax advances.

     6. TAX DISCLOSURE. Appropriate tax disclosure shall be made in the Agreement.

     7. LIABILITY FOR TAXES. Each Recipient shall acknowledge in the Agreement that any tax liability relating to receipt of Class B Interests is his or her responsibility and he or she shall indemnify and hold the Company harmless therefrom.

     8. TRANSFERABILITY. Class B Interests shall be nontransferable other than as to be provided in the Agreement and the Operating Agreement.

     9. EXCLUSIVE RIGHT TO CARRIED INTEREST. Except as provided under the Agreement, Recipients shall acknowledge they have no other right to receive any Class B Interests, or any other interests, in the Company.

     10. STRUCTURE. The structure of the interest in the Company will be subject to change by the Company; PROVIDED, HOWEVER, that any such change shall not materially adversely affect the economic benefits (other than tax consequences) provided thereunder without a Recipient's consent.

                                                                    EXHIBIT K-2


                               PROBA BEHEER, N.V.

     The  following  are the  principal  terms  and  provisions  which  would be included in an agreement (the "AGREEMENT") pursuant to which the Carried Interest (as defined below) earned by Proba Beheer, N.V., a Netherlands Antilles limited liability company (the "GENERAL PARTNER") and received by Darby Overseas Partners, L.P., a Delaware limited partnership ("DOP"), if any, would be allocated. The Agreement would be in such form as is determined by DOP and the Carried Interest would be subject to any restrictions, limitations or obligations arising under the agreement, if any, between DOP and the General Partner relating to the Carried Interest. The Agreement would contain the principal terms set forth herein and such other terms and provisions as generally shall be applicable to recipients of a share of the Carried Interest who are employees of Darby Overseas Investments, Ltd. ("DOIL") and its affiliates (the "RECIPIENTS").

     1. CARRIED INTEREST POINTS. The General Partner has the right to receive certain distributions from the Fund (such distributions being referred to herein as the "CARRIED INTEREST") under clause 6.1(a)(3) and 6.1(a)(4) (but only to the extent not made in respect of capital contributions made by the General Partner) of the Limited Partnership Agreement dated January 6, 2000 (the "PARTNERSHIP AGREEMENT") of Proba, L.P., a Cayman Islands limited partnership. (A one-twentieth (1/20) share of the Carried Interest is referred to herein as a "CARRIED INTEREST POINT".) If DOP is successful in negotiating to receive Carried Interest Points from the General Partner, DOP will allocate Carried Interest Points to Recipients pursuant to the terms and conditions of the Agreement.

     2. VESTING. Carried Interest Points shall vest 20% per year (on each anniversary of the initial grant date) over a five year period with the initial grant date as set forth in the letter referred to in Section 5.23(p) of the Purchase Agreement, dated as of August 1, 2003, by and among Franklin Resources, Inc., Darby Holdings, Inc. and the Darby parties named therein. If the employment of a Recipient with DOIL and its Affiliates is terminated for any reason by the Recipient or by DOIL or any of its Affiliates (any such termination of employment being referred to herein as a "TERMINATION"), the portion of such Recipient's Carried Interest Points that has not vested as of the date of Termination shall be forfeited and such Recipient shall have no right or interest therein; PROVIDED, HOWEVER, that if the Termination is as a result of death or permanent disability, 100% of such Recipient's Carried Interest Points shall become vested upon Termination. There shall be no partial vesting for periods of time between annual vesting dates.

     3. PAYMENTS IN RESPECT OF CARRIED INTEREST. The Agreement shall provide that payments in respect of Carried Interest Points shall be made as follows:

          a. UNVESTED PORTION. The entire amount of distributions that otherwise would be paid to a Recipient in respect of unvested Carried Interest Points shall be retained by DOP or its designee and credited to an account (a
     "VESTING ACCOUNT") created for such purpose. An amount credited to a Vesting Account shall be released from such account upon the vesting of the portion of the Recipient's Carried Interest Points in respect of which such amount was credited. Any amount released from a Vesting Account first shall be applied to repay any outstanding tax advance previously made to the Recipient in respect of such amount and the balance shall be paid to such Recipient.

          b. VESTED PORTION. Any distribution in respect of the vested portion of a Recipient's Carried Interest Points (or released from such Recipient's Vesting Account) shall be paid to such Recipient.

     Upon Termination, after application of the foregoing vesting and payment provisions, Recipients shall forfeit any and all rights to receive the amount then remaining in their respective Vesting Accounts and shall have no further interest in such accounts.

     4. TAX ADVANCES. To the extent that amounts are retained in the Vesting Account, tax advances shall be made to Recipients; PROVIDED, HOWEVER, that the outstanding amount of such tax advances at no time shall exceed the amount in the Vesting Account. The tax advances shall be an estimate of the amount income taxes payable by each Recipient attributable to the taxable income allocated to such Recipient in respect of the unvested portion of his or her Carried Interest Points and shall be repaid on the basis determined in the Agreement.

     5. TAX DISCLOSURE. Appropriate tax disclosure shall be made in the Agreement.

     6. LIABILITY FOR TAXES. Each Recipient shall acknowledge in the Agreement that any tax liability relating to receipt of Carried Interest Points is his or her responsibility and he or she shall indemnify and hold the Company harmless therefrom.

     7. TRANSFERABILITY. Carried Interest Points shall be nontransferable other than as to be provided in the Agreement.

     8. EXCLUSIVE RIGHT TO CARRIED INTEREST. Except for the rights provided pursuant to the Agreement, Recipients shall acknowledge they have no other rights to Carried Interest Points (or Carried Interest).

     9. STRUCTURE. The structure of the share of Carried Interest, if any, will be subject to change by the Company; PROVIDED, HOWEVER, that any such change shall not materially adversely affect the economic benefits (other than tax consequences) provided thereunder without the Recipient's consent.

                                                                    EXHIBIT K-3

                    DARBY LATIN AMERICAN MEZZANINE FUND, L.P.

     The  following  are the  principal  terms  and  provisions  which  would be included in an agreement (the "AGREEMENT") pursuant to which the Carried Interest (as defined below) received by Darby Latin American Mezzanine Investments, a Cayman Islands company (the "COMPANY") from Darby Latin American Mezzanine Fund, L.P., a Cayman Islands limited partnership (the "Fund"), a private investment fund of which the Company serves as general partner pursuant to the First Amended and Restated Limited Partnership Agreement of the Fund dated as of June 1, 1999 (the "PARTNERSHIP AGREEMENT"), would be allocated. The Agreement would be in such form as is determined by DOP and the Carried Interest would be subject to the vesting schedule to be set forth therein and the obligation to satisfy a portion of the Carried Interest Clawback Obligation (as defined below). The Agreement would contain the principal terms set forth herein and such other terms and provisions as generally shall be applicable to recipients of a share of the Carried Interest who are employees of Darby Overseas Investments, Ltd. ("DOIL") and its affiliates(the "RECIPIENTS").

     1. DEFINED TERMS. The Company, in its capacity as general partner of the Fund, has the right to receive certain distributions pursuant to Section 3.06(a)(ii)(D)(II) and (III) and Section 3.06(a)(iii)(E) and (F) of the Partnership Agreement (such distributions being referred to herein as the "CARRIED INTEREST"). (A one-twentieth (1/20) share of the Carried Interest is referred to herein as a "CARRIED INTEREST POINT".) Under Section 3.01(c)(i) and
(ii) of the Partnership Agreement, under certain circumstances, the Company is required to make capital contributions to the Fund relating to the Carried Interest (such obligation being referred to herein as the "CARRIED INTEREST CLAWBACK OBLIGATION").

     2. VESTING. Carried Interest Points shall vest 20% per year (on each anniversary of the initial grant date) over a five year period with the initial grant date as set forth in the letter referred to in Section 5.23(p) of the Purchase Agreement, dated as of August 1, 2003, by and among Franklin Resources, Inc., Darby Holdings, Inc. and the Darby parties named therein. If the employment of a Recipient with DOIL and its Affiliates is terminated for any reason by the Recipient or by DOIL or any of its Affiliates (any such termination of employment being referred to herein as a "TERMINATION"), the portion of such Recipient 's Carried Interest Points that has not vested as of the date of Termination shall be forfeited and revert to the Company and such Recipient shall have no right or interest therein; PROVIDED, HOWEVER, that if the Termination is as a result of death or permanent disability, 100% of such Recipient's Carried Interest Points shall become vested upon Termination. There shall be no partial vesting for periods of time between annual vesting dates.

     3. PAYMENTS IN RESPECT OF CARRIED INTEREST. The Agreement shall provide that payments in respect of a Recipient's Carried Interest Points shall be made as follows:

          a. UNVESTED PORTION. The entire amount of distributions that otherwise would be paid to a Recipient in respect of unvested Carried Interest Points shall be retained by the Company and credited to an account (a "VESTING ACCOUNT") created for such purpose. An amount credited to a Recipient's Vesting Account shall be released from such account upon the vesting of the portion of the Recipient's Carried Interest Points in respect of which such amount was credited. Any amount released from a Vesting Account first shall be applied to repay any outstanding tax advance previously made to the Recipient in respect of such amount and the balance shall be treated as would a distribution in respect of vested Carried Interest Points and shall be applied in accordance with subparagraphs (b)(I) and (II) below.

          b. VESTED PORTION.

          I. CLAWBACK ACCOUNT Thirty percent (30%) of the amount of any distribution made to the Company in respect of the then vested portion of a Recipient's Carried Interest Points (or released from such Recipient's Vesting Account) shall be retained by the Company in an account (the "CARRIED INTEREST CLAWBACK ACCOUNT") as security for such Recipient's obligation to satisfy his or her share of the Carried Interest Clawback Obligation.

          II.. CARRIED INTEREST PAYMENTS. The remaining seventy percent (70%) of any distribution made by the Company in respect of the then vested portion of such Recipient 's Carried Interest Points (or released from his or her Vesting Account) shall be paid to such Recipient.

Upon Termination, after application of the foregoing vesting and payment provisions, a Recipient shall forfeit any and all rights to receive the amount then remaining in his or her Vesting Account and shall have no further interest in such account.

     4. CLAWBACK. A Recipient's share of the Carried Interest Clawback Obligation shall be determined as provided in the Agreement and shall be based on the relative amount of Carried Interest distributable to such Recipient. In connection with the dissolution of the Fund, the amount in a Recipient's Carried Interest Clawback Account shall be used to satisfy such Recipient's share of the Carried Interest Clawback Obligation. The amount, if any, remaining in a Recipient's Carried Interest Clawback Account after satisfaction of his or her share of the Carried Interest Clawback Obligation shall be paid to such Recipient. To the extent that the amount in a Recipient's Carried Interest Clawback Account is insufficient to satisfy his or her share of the Carried Interest Clawback Obligation, such Recipient shall be personally liable for the deficiency.

     5. TAX ADVANCES. To the extent that amounts are credited to a Recipient 's Vesting Account, non-interest bearing tax advances will be made to such Recipient; PROVIDED, HOWEVER, that the outstanding amount of such tax advances at no time shall exceed the amount in the Vesting Account. The amount of tax advances to be made to a Recipient shall be an estimate of the amount of income taxes payable by such Recipient attributable to the taxable income allocated to such Recipient in respect of the unvested portion of his or her Carried Interest Points. Such estimate shall be made by the Company in its reasonable discretion in such manner as is to be determined in the

Agreement.  Any tax advances  outstanding upon  Termination  shall be payable on
demand.  After  Termination,   the  Company  may  apply  any  amounts  otherwise
distributable to repay any outstanding tax advances.

     6. TAX DISCLOSURE. Appropriate tax disclosure shall be made in the Agreement.

     7. LIABILITY FOR TAXES. Each Recipient shall acknowledge in the Agreement that any tax liability relating to receipt of Carried Interest Points is his or her responsibility and he or she shall indemnify and hold the Company harmless therefrom.

     8. TRANSFERABILITY. Carried Interest Points shall be nontransferable other than as provided in the Agreement.

     9. EXCLUSIVE RIGHT TO CARRIED INTEREST. Except for the rights provided pursuant to the Agreement, Recipients shall acknowledge they have no other rights to Carried Interest Points (or Carried Interest).

     10. STRUCTURE. The structure of the share of Carried Interest will be subject to change by the Company; PROVIDED, HOWEVER, that any such change shall not materially adversely affect the economic benefits (other than tax consequences) provided thereunder without the Recipient's consent.

                                                                     EXHIBIT K-4

               DARBY-BBVA LATIN AMERICAN PRIVATE EQUITY FUND, L.P. DARBY-BBVA LATIN AMERICAN PRIVATE EQUITY FUND (ONTARIO), L.P.

     The following are the principal terms and provisions which would be included in an agreement (the "AGREEMENT") pursuant to which certain employees of Darby Overseas Investments, Ltd. ("DOIL") and its affiliates will be issued Management Shares (the "MANAGEMENT SHARES") of Darby-BBVA Latin American Investors, Ltd., a Cayman Islands company (the "COMPANY"). The Company serves as the general partner of both Darby-BBVA Latin American Private Equity Fund, L.P., a Cayman Islands limited partnership (the "CAYMAN FUND"), and Darby-BBVA Latin American Private Equity Fund (Ontario), L.P., an Ontario, Canada limited partnership (the "CANADIAN FUND", and together with the Cayman Fund, the "FUNDS"). The Agreement would be in such form as is determined by Darby Overseas Partners, L.P., a Delaware limited partnership ("DOP") and the Management Shares would be subject to any restrictions, limitations or obligations arising under the Restated Articles of Association of the Company dated June 11, 2002. The Agreement would contain the principal terms set forth herein and such other terms and provisions as generally shall be applicable to recipients of Management Shares who are employees of DOIL and its affiliates (the "RECIPIENTS").

     1. DEFINED TERMS. The Company, in its capacity as general partner of the Cayman Fund, has the right to receive certain distributions pursuant to Section 4.09(a)(iii) and the final clause of Section 4.09(a)(iv) (providing for 20% of the remaining amount) of the Second Amended and Restated Limited Partnership Agreement of the Cayman Fund dated as of January 17, 2003 (the "CAYMAN PARTNERSHIP AGREEMENT"), and in its capacity as general partner of the Canadian Fund, has the right to receive certain distributions pursuant to Section 4.9(a)(iii) and the final clause of Section 4.9(a)(iv) (providing for 20% of the remaining amount) of the Limited Partnership Agreement of the Canadian Fund dated as of March 20, 2003 (the "CANADIAN PARTNERSHIP AGREEMENT" and together with the Cayman Partnership Agreement, the "PARTNERSHIP AGREEMENTS") (the right to such distributions being referred to herein, collectively, as the "CARRIED INTEREST"). (A one-twentieth (1/20) share of the Carried Interest is referred to herein as a "CARRIED INTEREST POINT".) Under Section 4.01(i) of the Cayman Partnership Agreement and Section 4.1(i) of the Canadian Partnership Agreement, under certain circumstances, the Company is required to make capital contributions to each Fund relating to the Carried Interest (such obligation being referred to herein as the "CARRIED INTEREST CLAWBACK OBLIGATION").

     2. VESTING. Management Shares shall vest 20% per year (on each anniversary of the initial grant date) over a five year period with the initial grant date as set forth in the letter referred to in Section 5.23(p) of the Purchase Agreement, dated as of August 1, 2003, by and among Franklin Resources, Inc., Darby Holdings, Inc. and the Darby parties named therein. If the employment of a Recipient with DOIL and its affiliates is terminated for any reason by the Recipient or by DOIL or any of its affiliates ( any such termination of employment being referred to herein as a "TERMINATION"), the portion of such Recipient's Management Shares that has not vested as of the date of Termination shall be forfeited and revert to the Company and such Recipient shall have no right or interest therein; PROVIDED, HOWEVER, that if the Termination is as a result of death or permanent disability, 100% of such Recipient 's Management Shares shall become vested upon Termination. There shall be no partial vesting for periods of time between annual vesting dates.

     3. PAYMENTS IN RESPECT OF CARRIED INTEREST. The Agreement shall provide that payments in respect of Management Shares shall be made as follows:

          a. UNVESTED PORTION. The entire amount of distributions that otherwise would be paid to a Recipient in respect of unvested Management Shares shall be retained by the Company and credited to an account (a "VESTING ACCOUNT") created for such purpose. An amount credited to a Vesting Account shall be released from such account upon the vesting of the Management Shares in respect of which such amount was credited. Any amount released from a Vesting Account first shall be applied to repay any outstanding tax advance previously made in respect of such amount and the balance shall be treated as would a distribution in respect of vested Carried Interest Points and shall be applied in accordance with subparagraphs (b)(I) and (II) below.

          b. VESTED PORTION.

          Payments in respect of vested Management Shares shall be made as follows:

          I. CLAWBACK ACCOUNT Thirty percent (30%) of the amount otherwise payable to a Recipient in respect of vested Management Shares (or released from such Recipient's Vesting Account) shall be retained by the Company in an account (the "CARRIED INTEREST CLAWBACK ACCOUNT") as security for such Recipient's obligation to satisfy his or her share of the Carried Interest Clawback Obligation.

          II. CARRIED INTEREST PAYMENTS. The remaining seventy percent (70%) of any distribution in respect of vested Management Shares (or released from a Recipient's Vesting Account) shall be paid to such Recipient.

     Upon Termination, after application of the foregoing vesting and payment provisions, Recipients shall forfeit any and all rights to receive the amount then remaining in their respective Vesting Accounts and shall have no further interest in such accounts.

     4. CLAWBACK. A Recipient's share of the Carried Interest Clawback Obligation shall be determined as provided in the Agreement and shall be based on the relative amount of Carried Interest distributable to such Recipient. In connection with the dissolution of the Fund, the amount in a Recipient 's Carried Interest Clawback Account shall be used to satisfy his or her share of the Carried Interest Clawback Obligation. The amount, if any, remaining in a Recipient's Carried Interest Clawback Account after satisfaction of his or her share of the Carried Interest Clawback Obligation shall be paid to such Recipient. To the extent that the amount in a Carried Interest Clawback Account is insufficient to satisfy the Recipient's share of the Carried Interest Clawback Obligation, such Recipient shall be personally liable for the deficiency.

     5. TAX ADVANCES. To the extent that amounts are credited to a Recipient 's Vesting Account, the Company shall make non-interest bearing tax advances to such Recipient; PROVIDED, HOWEVER, that the outstanding amount of such tax advances at no time shall exceed the amount in the Vesting Account. The amount of tax advances to be made shall be an estimate of the amount of income taxes payable by a Recipient attributable to the taxable income allocated to such Recipient in respect of unvested Management Shares. Such estimate shall be made by the Company in its reasonable discretion in such manner as is to be determined in the Agreement. Any tax advances outstanding upon Termination shall be payable on demand. After Termination, the Company may apply any amounts otherwise distributable to repay any outstanding tax advances.

     6. TAX DISCLOSURE. Appropriate tax disclosure shall be made in the Agreement.

     7. LIABILITY FOR TAXES. Each Recipient shall acknowledge in the Agreement that any tax liability relating to receipt of Management Shares is his or her responsibility and he or she shall indemnify and hold the Company harmless therefrom.

     8. TRANSFERABILITY. Management Shares shall be nontransferable other than as to be provided in the Management Share Agreement.

     9. EXCLUSIVE RIGHT TO CARRIED INTEREST. Except for the rights provided pursuant to the Agreement, Recipients shall acknowledge they have no other rights in respect of Management Shares, Carried Interest Points or Carried Interest.

     10. STRUCTURE. The structure of the share of Carried Interest will be subject to change by the Company; PROVIDED, HOWEVER, that any such change shall not materially adversely affect the economic benefits (other than tax consequences) provided thereunder without the Recipient's consent.